Exhibit 10.1

Lease between
SI 37, LLC and Cavium, Inc.
(2345 N. First)

1.	PARTIES:

THIS LEASE, is entered into on this 1st day of November, 2013, (“Effective Date”) between SI 37, LLC, a California Limited Liability Company, whose address is 10600 North De Anza Boulevard, Suite 200, Cupertino, CA  95014 and Cavium, Inc., a Delaware Corporation, whose address is 2315 N. First Street, San Jose, California, hereinafter called respectively Landlord and Tenant. Landlord and Tenant are collectively referred to in this Lease as the “Parties”.

2.	PREMISES:

Landlord hereby leases to Tenant, and Tenant hires from Landlord that certain building (the “Building”) situated in the City of San Jose, County of Santa Clara, State of California, commonly known and designated as 2345 N. First Street (the “Premises”).  For purposes of this Lease, the Building is deemed to contain One Hundred Ten Thousand Eight Hundred Eighty One (110,881) rentable square feet and is located generally as shown on Exhibit “A” attached hereto.  Subject to compliance with the rules and regulations promulgated by Landlord from time to time for the Project (if any), Tenant shall be permitted to have access to the entire Premises 24 hours per day, 7 days a week unless such access is prohibited, limited or restricted by any governmental law, ordinance, rule or regulation, damage or destruction or condemnation or due to an emergency.

Tenant shall also have the right to use Tenant’s Allocable Share of parking spaces within the Project (defined below) on a nonexclusive basis with other tenants and users of the Project, and the nonexclusive right to use all other exterior areas designated by Landlord from time to time as common area (“Common Area”) including but not limited to landscaping, sidewalks, service areas and other common facilities. Landlord agrees not to grant parking rights in the Project to any tenants or users of other properties owned by Landlord outside of the Project, it being agree that Project parking shall be solely for the benefit of the Project, subject however to use by Landlord and Landlord’s agents, employees, contractors, consultants and other representatives in the exercise of Landlord’s rights or performance of Landlord’s obligations under this Lease.  Tenant’s Allocable Share of parking spaces under this Lease as of the Effective Date is three hundred sixty three (363). The Building and Common Area are situated within a project site shared with 1 additional building owned by Landlord commonly known as 2315 N. First Street, San Jose, California (the “Adjacent Building”), as outlined in Exhibit “A” attached hereto (“Project”). The Adjacent Building is leased by Tenant, as successor in interest by merger to Cavium Networks, Inc., a Delaware corporation (“Cavium Networks”), pursuant to that certain lease dated as of March 17, 2011 between Landlord and Cavium Networks (the “Adjacent Building Lease”). Concurrently with the execution and delivery of this Lease, Tenant shall execute and deliver to Landlord an amendment to the Adjacent Building Lease in the form agreed to by Landlord and Tenant (the “Adjacent Building Lease Amendment”).  Notwithstanding the Effective Date inserted in the introductory paragraph of this Lease above, this Lease shall not become effective until this Lease and the Adjacent Building Lease Amendment have been fully executed by Landlord and Tenant.

3.	USE:

A.	Permitted Uses:

Tenant shall use the Premises as permitted under applicable zoning laws only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord:  Office, research and development, marketing, light manufacturing, ancillary storage and other incidental uses. With respect to the Building, Tenant shall use only the number of parking spaces allocated to Tenant under this Lease.  All commercial trucks and delivery vehicles shall (i) be parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain within the Project only so long as is reasonably necessary to complete the loading and unloading.  Landlord reserves the right to impose such additional rules and regulations as Landlord deems reasonably necessary to operate the Project in a manner which protects the quiet enjoyment of all tenants in the Project provided that such rules and regulations do not materially and adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease.  Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws (as defined in Section 7.C below).

B.	Uses Prohibited:

Tenant shall not commit or suffer to be committed on the Premises or any portion of the Project any waste, nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or user of in the Project, nor allow any sale by auction or any other use of the Premises for an unlawful purpose. Tenant shall not (i) damage or overload the electrical, mechanical or plumbing systems of the Premises, (ii) attach, hang or suspend anything from the ceiling, walls or columns of the Building in excess of the load limits for which such ceiling, walls or columns are designed, or set any load on the floor in excess of the load limits for which such floors are designed, or (iii) generate dust, fumes or waste products which create a fire or health hazard or damage the Premises or any portion of the Project, including without limitation the soils or ground water in or around the Project.  No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature, or any waste materials, refuse, scrap or debris, shall be stored upon or permitted to remain on any portion of the Premises outside of the Building by Tenant or Tenant’s Agents (defined below) without Landlord’s prior approval, which approval may be withheld in its sole and absolute discretion.

C.	Advertisements and Signs:

Tenant shall not place or permit to be placed, in, upon or about the Premises any signs not approved by the city and other governing authority having jurisdiction.  Tenant will not place or permit to be placed upon the Premises any signs, advertisements or notices without the written consent of Landlord as to type, size, design, lettering, coloring and location, which consent will not be unreasonably withheld.  Any sign placed on the Premises shall be removed by Tenant, at its sole cost, prior to the expiration or sooner termination of the Lease, and Tenant shall repair, at its sole cost, any damage or injury to the Premises caused thereby, and if not so removed, then Landlord may have same so removed at Tenant’s expense.

Tenant shall install, in accordance with Landlord’s signage criteria and applicable Laws, at Tenant’s expense, (A) Tenant’s name at the entrance to the Premises, (B) Tenant’s name on any exterior Common Area sign monuments (including the exterior fountain sign monument), subject to this paragraph below, and (C) Tenant’s name on the exterior of the Building, in a design and location mutually agreeable to the Parties.  As it relates to Tenant’s sign on the exterior Common Area sign monuments, Tenant shall be entitled to Tenant’s Allocable Share of signage space upon each monument, which during any period that Tenant leases only the Building (and not the Adjacent Building) shall be in the right hand side of the monument (as you face the monument).  During any period that Tenant leases both the Building (pursuant to this Lease) and the Adjacent Building (pursuant to the Adjacent Building Lease) (and thus has a combined allocable share under both leases of one hundred percent (100%)) Tenant shall have the right to install a single sign utilizing all of the signage space on the exterior Common Area sign monuments if Tenant so elects. All signs placed in the Project by or for Tenant shall comply with all recorded documents affecting the Premises, and applicable laws, ordinances, guidelines, rules and regulations of the City of San Jose.  Any sign placed in the Project by or for Tenant shall be removed by Tenant, at its sole cost, prior to the expiration or sooner termination of the Lease, and Tenant shall repair, at its sole cost, any damage or injury to the Project caused thereby, and if not so removed, then Landlord may have same so removed at Tenant’s expense.

D.	Covenants, Conditions and Restrictions:

This Lease is subject to the effect of (i) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record and any other matters or documents of record; and (ii) any zoning laws of the city, county and state where the Building is situated (collectively referred to herein as “Restrictions”) and Tenant will conform to and will not violate the terms of any such Restrictions.

E.	Sustainability Requirements:

As used in this Lease, “Sustainability Requirements” means any and all Laws relating to any “green building” or other environmental sustainability practices and requirements now or hereafter in effect or imposed by any governmental authority or applicable Laws from time to time (“Sustainability Requirements”).  Without limiting the scope of any Sustainability Requirements that may be in effect from time to time, Tenant acknowledges that Sustainability Requirements may address whole-building or premises operations, construction issues, maintenance issues and other issues, including without limitation requirements relating to:  chemical use; indoor air quality; energy and water efficiency; recycling programs; interior and exterior maintenance programs; systems upgrades to meet green or sustainable building energy, water, air quality, and lighting performance standards; construction methods and procedures; material purchases; disposal of garbage, trash, rubbish and other refuse and waste; and the use of proven energy and carbon reduction measures. Neither Tenant nor Tenant’s Agents shall use or operate the Premises in a manner that will cause any part of the Project to be in non-compliance with any Sustainability Requirements in effect from time to time.

4.	TERM AND RENTAL:

A.	Term; Base Monthly Rent:

The Lease term (“Lease Term”) shall be for Ninety Six (96) months, commencing on the earlier of (i) October 1, 2014, or (ii) the date that Tenant begins to conduct its business within any portion of the Premises (“Commencement Date”), and ending ninety six (96) months thereafter (“Expiration Date”). Upon determination of the Commencement Date and Expiration Date, Landlord and Tenant shall memorialize the actual Commencement Date and Expiration Date in writing promptly following request by one of the Parties to the other of the Parties. Notwithstanding the Parties’ agreement that the Lease Term begins on the Commencement Date, this Lease and all of the obligations of Landlord and Tenant shall be binding and in full force and effect from and after the Effective Date.

Landlord agrees to allow Tenant access to the Premises from and after full execution of this Lease, for design and installation of Tenant’s furniture, fixtures, cabling, equipment and Tenant Improvements, including installation and operation of servers that serve both the Building and the Adjacent Building; provided, that such early access by Tenant shall in no way materially interfere with or cause delays in the completion of Landlord’s Work.  Any such early access or occupancy by Tenant shall be subject to the terms and conditions of this Lease (including, without limitation, any required insurance coverage) except that Tenant shall not be required to pay Base Monthly Rent or Reimbursable Operating Costs during or with respect to such early access period, unless and until Tenant begins to conduct its business within any portion of the Premises. From and after the date that Tenant first enters the Premises to begin any demolition, construction or installation work, Tenant shall reimburse Landlord not later than ten (10) business days after demand, for all utilities consumed at the Premises.  Entry to the Premises before the Commencement Date merely to measure the space or design its Tenant Improvements, without any demolition, construction or installation work having commenced, shall not trigger the obligation of Tenant to pay for utilities consumed in the Premises before the Commencement Date. Entry to the Premises before the Commencement Date for the purpose of designing or constructing its Tenant Improvements, installing its furniture, fixtures, cabling or equipment or otherwise preparing the Premises for occupancy (including the installation and operation of servers within the server room existing in the Premises as of the Effective Date, which servers may serve both the Building and the Adjacent Building) shall not constitute the conduct of Tenant’s business within the Premises.

In addition to all other sums payable by Tenant under this Lease, Tenant shall pay as base monthly rent (“Base Monthly Rent”) for the Premises the following amounts in accordance with the following schedule:

Month	Base Monthly Rent

1-12*	$121,968.00
13-24	$251,256.00
25-36	$258,794.00
37-48	$266,558.00
49-60	$274,555.00
61-72	$282,791.00
73-84	$291,275.00
85-96	$300,013.00

*Base Monthly Rent and Reimbursable Operating Costs shall be computed for the first twelve (12) months based on 55,440 rentable square feet unless and until Tenant has begun to occupy more than 55,440 rentable square feet in the Building for the conduct of its business during those first twelve (12) months, at which time Base Monthly Rent shall increase to Two Hundred Forty Three Thousand Nine Hundred Thirty Eight Dollars and Twenty Cents ($243,938.20) for the balance of such twelve (12) month period and Tenant shall in addition be required to pay Tenant’s Allocable Share of

Reimbursable Operating Costs for the balance of such twelve (12) month period computed based on One Hundred Ten Thousand Eight Hundred Eighty One (110,881) rentable square feet.

Notwithstanding the foregoing, if the first day of the Lease Term is not the first day of the calendar month, then the first (1st) month of the Lease Term shall be deemed to consist of the first partial calendar month and the first full calendar month of the Lease Term. Base Monthly Rent shall be due in advance on or before the first day of each calendar month during the Lease Term.  All sums payable by Tenant under this Lease shall be paid to Landlord in lawful money of the United States of America, without offset or deduction and except as otherwise expressly provided in this Lease without prior notice or demand, at the address specified in Section 1 of this Lease or at such place or places as may be designated in writing by Landlord during the Lease Term.  Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment based on the number of days in the partial calendar month; provided that if this Lease terminates due to Tenant’s default, Tenant shall not be relieved of the obligation to pay future accruing rent, and the provisions of Section 13 shall control.  Concurrently with Tenant’s execution of this Lease, Tenant shall pay to Landlord the sum of One Hundred Twenty One Thousand Nine Hundred Sixty Eight Dollars ($121,968) as a deposit to be applied on the Commencement Date against the Base Monthly Rent due for the first month of the Lease Term.

B.	Late Charge:

Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain.  Such costs include but are not limited to:  administrative, processing, accounting, and late charges which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage, or trust deed covering the Premises.  Accordingly, if any installment of Base Monthly Rent or other sum due from Tenant shall not be received by Landlord or its designee within five (5) days after it is due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount, which late charge shall be due and payable on the same date that the overdue amount was due. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant, excluding interest and attorneys fees and costs.  If any Base Monthly Rent or other sum due from Tenant remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate (defined in Section 13.B) from the date such amount became due until paid.  Acceptance by Landlord of such late charge shall not constitute a waiver of Tenant’s default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.  In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Monthly Rent, then the Base Monthly Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any amount due under this Lease.

5.	INTENTIONALLY DELETED

6.	ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER:

A.	Landlord’s Work

Landlord shall deliver the Premises to Tenant on the Effective Date to allow Tenant to commence its space planning and Tenant Improvements work.  If at the time of such delivery the roof is not water tight, or the  HVAC system, doors, plumbing, electrical, life safety system, cafeteria equipment, elevator and lighting existing as of the Effective Date is not in good working order, or the Building is not ADA compliant, then Landlord shall cause any defects or deficiencies in such conditions to be corrected at Landlord’s sole cost and expense (and not as a Reimbursable Operating Cost), provided, that (i) Tenant gives written notice of such defect or deficiency to Landlord not later than ninety (90) days following the date that Tenant first begins any demolition, construction or installation work at the Premises, other than installation of its servers in the server room existing in the Building as of the Effective Date, and (ii) such defect or deficiency is not caused by Tenant, Tenant’s Agents or any Tenant Improvements or Alterations (the work required of Landlord pursuant to this Section 6.A being “Landlord’s Work”).

Except as otherwise specifically provided in this Lease, the Premises shall be delivered to Tenant, and Tenant shall accept such delivery, in its then “AS IS, WITH ALL FAULTS” condition, without representation or warranty of any kind, express or implied, other than any which may be expressly contained in this Lease, and with no obligation on the part of Landlord to perform any other work (other than such work as this Lease expressly states must be performed by Landlord during the Lease Term).

B.	Tenant Improvements:

Landlord shall have no obligation to perform tenant improvement work with respect to the Premises, provided however that Landlord shall be required to perform Landlord’s Work described in Section 6.A above.  All initial tenant improvements which Tenant desires to install in the Building (the “Tenant Improvements”) shall be constructed by Tenant in accordance with plans and specification approved by Landlord and the requirements of this Section 6.B and Article 7 below, at Tenant’s sole cost (except as provided in Section 6.C below).  The process for approval and disapproval of Tenant’s plans and specifications for the Tenant Improvements is described in Section 7.A below. Any supplemental HVAC system installed as part of the Tenant Improvements shall be in locations and installed in a manner reasonably acceptable to Landlord.  In addition, subject to approval of all governmental authorities and to Landlord’s reasonable approval as to design and location, Tenant would have the right to install satellite dish(es) and antennas on the roof of the Building,  provided that (i) such installation shall be performed by a licensed contractor in a good and workmanlike manner, and in a manner that does not invalidate any roof related warranties, and (ii) such dishes and antennas shall be screened in a manner reasonably acceptable to Landlord.

The Tenant Improvements shall not be removed or altered by Tenant except as provided in Section 6.D and Article 7 below.  Tenant shall have the right to depreciate and claim and collect any investment tax credits for the Tenant Improvements and Work Allowance Improvements during the Lease Term to the extent paid for by sources other than the Work Allowance.  Tenant shall not have the right to depreciate or claim or collect any investment tax credits for the Tenant Improvements or Work Allowance Improvements during the Lease Term to the extent paid for by the Work Allowance. Upon expiration of the Lease Term or any earlier termination of the Lease, the Tenant Improvements shall become the property of Landlord and shall remain upon and be surrendered with the Premises, and title thereto shall automatically vest in Landlord without any payment therefore, except to the extent Tenant is required to remove them pursuant to other provisions of this Lease. Tenant shall pay all costs associated with the Tenant Improvements, subject to Section 6.C below.

C.	Work Allowance:

Subject to the terms and conditions of this Section below, Landlord agrees to provide Tenant a work allowance to be utilized by Tenant in accordance with this Lease to reimburse Tenant for certain costs of designing and constructing the Tenant Improvements, to pay for cubicles and furniture for the Premises, and to perform Alterations (as defined in the Adjacent Building Lease) in the Adjacent Building (“Work Allowance Improvements”) in the amount of One Million One Hundred Eight Thousand Eight Hundred Ten Dollars  ($1,108,810) (the “Work Allowance”).  The cost of the Work Allowance Improvements for which the Work Allowance may be utilized by Tenant (“Work Allowance Costs”) shall consist of only the following to the extent actually paid by Tenant to its unaffiliated third party general contractor (“Tenant’s General Contractor”), architects, designers and suppliers for the Work Allowance Improvements:  the fees of Tenant’s General Contractor, architects, designers and suppliers, materials, labor and other construction costs, cost of cubicles and furniture (including wiring and installation), permit fees, signage fees and costs, construction taxes or other costs imposed by governmental authorities related to the Work Allowance Improvements.  The Work Allowance shall be paid by Landlord to Tenant as payments for the Work Allowance Costs become due to Tenant’s General Contractor, architects, designers and suppliers in accordance with this Section 6.C below. During the course of design and construction of the Work Allowance  Improvements, but not more than once in any calendar month, Tenant shall deliver to Landlord the following (the “Disbursement Documentation”):  (i) a written request for disbursement, setting forth the amount requested for disbursement (“Disbursement Request”); (ii) a schedule of values allocating costs to the various portions of the Work Allowance Improvements for which disbursement is sought, in form and content reasonably satisfactory to Landlord, and which shall substantiate that the full amount requested for disbursement has been expended by Tenant for those Work Allowance Improvements for which the Work Allowance may be utilized; (iii) proof of payment or evidence of costs incurred of all amounts owed to the applicable third party, in form reasonably acceptable to Landlord, (iv) conditional lien releases, in a form and content reasonably satisfactory to Landlord, from Tenant’s General Contractor, and all subcontractors, material suppliers and other persons or entities providing work or materials with respect any work for which the current Disbursement Request relates, (v) unconditional lien releases, in a form and content reasonably satisfactory to Landlord, from Tenant’s General Contractor, and all subcontractors, material suppliers and other persons or entities providing work or materials with respect to any work for which prior disbursements were made from the Work Allowance, to the extent not already delivered to Landlord; and (v) invoices, vouchers, statements, affidavits and/or other documents in a form reasonably acceptable to Landlord which substantiate and justify the disbursement requested. Within ten (10) business days after Landlord’s receipt of the above items Landlord shall pay directly to Tenant an amount equal to the lesser of the undisbursed portion of the Work Allowance or the amount requested for disbursement, until such time as Landlord has expended the full amount of the Work Allowance.

If following completion of the Work Allowance Improvements and payment of Landlord’s share of Work Allowance Costs in accordance with this Section 6.C above there are any un-disbursed Work Allowance funds, Tenant shall not be entitled to any further disbursements of such funds and shall not be entitled to any  credit with respect to such funds. If any portion of the Work Allowance remains un-disbursed as of the date that is thirty six (36) months after the Effective Date, then as to those remaining funds for which the required Disbursement Documentation has not been submitted to Landlord, Tenant shall not be entitled to any further disbursements of such funds and shall not be entitled to any credit with respect to such funds. All Work Allowance Costs shall be fully documented to and subject to reasonable verification by Landlord. Notwithstanding the foregoing Landlord shall not be required make any disbursements of the Work Allowance during any period when Tenant is in default under this Lease beyond any applicable cure period expressly granted in this Lease, and such period of default shall not operate to extend the thirty six (36)  month period described in this Section 6.C above.

D.	Condition Upon Surrender:

Tenant further agrees on the expiration or sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, excepting normal wear and tear, damage by casualty and maintenance, repair and replacement obligations that are the responsibility of Landlord hereunder.  In this regard, “normal wear and tear” shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair, replacement, and janitorial practices, and does not include items of neglected or deferred maintenance.  In any event, Tenant shall cause the following to be done prior to the Expiration Date or sooner termination of this Lease: (i) all interior walls shall be paint-ready, (ii) all tiled floors shall be cleaned and waxed, (iii) all carpets (other than those beyond their useful lives) shall be cleaned and shampooed, (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced, (v) all cabling placed above the ceiling by Tenant or Tenant’s contractors shall be removed, (vi) all windows shall be washed, (vii) the HVAC system shall be serviced by a reputable and licensed service firm and left in “good operating condition and repair”, which condition shall be so certified by such firm, and (viii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses). On or before the Expiration Date or sooner termination of this Lease, Tenant shall remove all its personal property and trade fixtures from the Premises. All property and trade fixtures not so removed shall be deemed as abandoned by Tenant.  Cubicles and furniture paid in whole or in part by the Work Allowance shall not be considered the personal property or trade fixtures of Tenant. Tenant shall ascertain from Landlord and Landlord shall inform Tenant, at the time Landlord grants its consent to any Alteration (as defined in Section 7 below) to be made by Tenant, whether Landlord desires to have any Alterations made by Tenant removed and the Premises or any parts thereof restored to a standard open office plan with materials and finishes consistent with the other open office areas of the Premises, or to cause Tenant to surrender all Alterations in place to Landlord.  If Landlord fails to specify, at the time of its consent, whether any Alteration is to be removed upon the Expiration Date, then Landlord shall be deemed to have required its removal, unless otherwise specified in writing to Tenant.  If Landlord does require removal, Tenant shall, at Tenant’s sole cost and expense, remove such Alterations as Landlord requires and shall repair and restore said Premises or such parts thereof before the Expiration Date or sooner termination of this Lease.  Such repair and restoration shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal, repair and restoration to the extent such compliance is necessitated by the removal, repair and restoration work.

E.	Failure to Surrender:

If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by Section 6.D and other provisions of this Lease, Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord, and hold Landlord and Landlord’s trustees, beneficiaries, shareholders, directors, officers, members, employees, partners, affiliates, agents, successors and assigns (collectively “Landlord Related Parties”) harmless from and against all claims, liabilities, obligations, penalties, fines, actions, losses, damages, costs or expenses (including without limitation reasonable attorneys fees) resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay and costs incurred by Landlord in returning the Premises to the required condition, plus interest thereon at the Agreed Interest Rate. If Tenant remains in possession of the Premises after the Expiration Date or sooner termination of this Lease without Landlord’s consent, such hold over shall not constitute a renewal or extension of the Lease Term, Tenant’s continued possession shall be on the basis of a tenancy at sufferance, and Tenant shall be liable to Landlord for the reasonable rental value of the Premises (which shall in no event be less than one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the earlier termination or Expiration Date, as applicable) plus all other amounts payable by Tenant under this Lease. In addition, if Tenant holds over without Landlord’s consent, Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord, and hold Landlord and the Landlord Related Parties harmless from and against all claims, liabilities, obligations, penalties, fines, actions, losses, damages, costs or expenses (including without limitation reasonable attorneys fees) resulting from delay by Tenant in timely surrendering the Premises. If Tenant holds over after the Expiration Date or sooner termination of this Lease with Landlord’s consent, such holding over shall be construed as a month to month tenancy, at one hundred fifty percent (150%) of the Base Monthly Rent for the month preceding expiration or sooner termination of this Lease in addition to all other rent due under this Lease, and shall otherwise be on the terms and conditions of this Lease, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect. This provision shall survive the termination or expiration of the Lease.

7.	ALTERATIONS & ADDITIONS:

A.	General Provisions:

Tenant shall not make, or suffer to be made, any alteration or addition to the Premises (“Alterations”), or any part thereof, without obtaining Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed; provided, however, that Tenant shall be permitted to make Alterations, following ten (10) business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations (i) do not affect the Building systems or equipment, (ii) are not visible from the exterior of the Building, and (iii) cost less than $50,000.00 for a particular job of work and less than $250,000.00 per year in the aggregate.  All Work Allowance Improvements within the Building and satellite dishes and antennas installed on the roof of the Building by Tenant shall also constitute “Alterations” under this Lease. With respect to any Alterations for which Landlord’s consent is required, Tenant shall deliver to Landlord the proposed architectural and structural plans for all such Alterations at least ten (10) business days prior to the start of construction.  If such Alterations affect the structure of the Building, Tenant additionally agrees to reimburse Landlord its reasonable out-of-pocket costs incurred in reviewing Tenant’s plans, not to exceed $1,500.00.  Landlord’s failure to grant or withhold its consent to any Alterations within ten (10) business days after receipt of any applicable plans therefor (including architectural and structural plans if appropriate), shall be deemed to constitute Landlord’s disapproval of same; provided, however that if after such ten (10) business day period Tenant delivers another written notice to Landlord requesting consent to the proposed Alterations, such notice states that it is a second notice as to which if Landlord does not respond within ten (10) business days Landlord will be deemed to have granted its consent, and Landlord has confirmed to Tenant that Landlord received such second notice and the previously submitted plans and specifications, then if Landlord fails to respond to Tenant within ten (10) business days after delivery of the second notice and Landlord’s confirmation of receipt Landlord shall be deemed to have consented to the proposed Alterations. After obtaining Landlord’s consent, Tenant shall not proceed to make such Alterations (a) until Tenant has obtained all required governmental approvals and permits, and (b) if such Alterations cost in excess of $50,000.00, then, upon Landlord’s request, provides Landlord reasonable security, in form reasonably approved by Landlord, to protect Landlord against mechanics’ lien claims.  Tenant agrees to provide Landlord (i) not less than twenty (20) days prior written notice of the anticipated and actual start-date of the work, (ii) a complete set of half-size (15” X 21”) vellum as-built drawings, and (iii) a certificate of occupancy for the work upon completion of the Alterations.  All Alterations shall be constructed by a licensed general contractor in compliance with all applicable Laws including, without limitation, all building codes, Sustainability Requirements and the Americans with Disabilities Act of 1990 as amended from time to time.  Upon the Expiration Date or sooner termination of this Lease, all Alterations, except movable furniture not paid for with any portion of the Work Allowance and trade fixtures, shall become a part of the realty and belong to Landlord but shall nevertheless be subject to removal by Tenant as provided in Section 6.D. Alterations which are not deemed as trade fixtures include without limitation heating, lighting, electrical systems, air conditioning, walls, carpeting, or any installation which has become an integral part of the Premises, and any cubicles or furniture paid for in whole or in part with the Work Allowance.  All Alterations shall be maintained, replaced or repaired by Tenant at its sole cost and expense. In no event shall Landlord’s approval of, or consent to, any contractor, Alterations, or any plans, specifications and drawings for any Alterations constitute a representation or warranty by Landlord of (i) the accuracy or completeness of the plans, specifications, drawings and Alterations or the absence of design defects or construction flaws therein, or the qualification of any person or entity, or (ii) compliance with applicable Laws, and Tenant agrees that Landlord shall incur no liability by reason of such approval or consent.  Once any Alterations begin, Tenant shall diligently and continuously pursue their completion.

B.	Free From Liens:

Tenant shall keep the Premises free from all liens arising out of work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for or furnished to Tenant.  In the event Tenant fails to discharge any such lien within ten (10) business days after receiving notice of the filing, Landlord shall immediately be entitled to discharge the lien at Tenant’s expense and all resulting costs incurred by Landlord, including attorney’s fees shall be due immediately from Tenant as additional rent.

C.	Compliance With Governmental Regulations:

The term Laws or Governmental Regulations shall include all federal, state, county, city or governmental agency laws, statutes, ordinances, codes, standards, rules, requirements, regulations, Sustainability Requirements or orders now in force or hereafter enacted, promulgated, or issued.  The term also includes government measures regulating or enforcing public access, traffic mitigation, occupational, health, or safety standards for employers, employees, landlords, or tenants. Tenant, at Tenant’s sole expense will comply with all such Governmental Regulations applicable to the Premises or the Tenant’s use of the Premises and shall make all repairs, replacements, alterations, or improvements necessary to comply with said Governmental Regulations.  The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant (whether Landlord be a party thereto or not) that Tenant has violated any such law, regulation or other requirement in its use of the Premises shall be conclusive of that fact as between Landlord and Tenant. Tenant’s obligations pursuant to this Section 7.C shall include, without limitation, maintaining and restoring the Premises and making structural and nonstructural alterations and additions to the Premises, Building and Common Area in compliance and conformity with all Laws and recorded documents to the extent required because of Tenant’s particular use of the Premises or any work or Alteration made by or on behalf of Tenant during the Lease Term.  The foregoing shall include, without limitation, compliance with and improvements required by the Americans With Disabilities Act or any similar Laws, as they may be amended from time to time.  Landlord’s approval of any Alteration or other act by Tenant shall not be deemed to be a representation by Landlord that said Alteration or act complies with applicable Laws, and Tenant shall remain solely responsible for said compliance.  Notwithstanding the foregoing provisions of this Section 7.C, Landlord will be responsible for causing the Premises, the Building and the Common Areas, to comply with applicable Laws and Government Regulations as of the Commencement Date.

D.	Insurance Requirements:

Tenant shall maintain during the course of construction of its Alterations, at its sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractors procure and maintain in full force and effect during the course of construction a “broad form” commercial general liability and property damage policy of insurance naming Landlord, Tenant, any property manager designated by Landlord and Landlord’s lenders as additional insureds.  The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than One Million Dollars ($1,000,000.00) per occurrence and One Million Dollars ($1,000,000.00) annual aggregate, and shall contain a severability of interest clause or a cross liability endorsement.  If Commercial General Liability Insurance or other form with a general aggregate limit is used, either the general aggregate limit shall apply separately to this project/location or the general aggregate limit shall be twice the required occurrence limit.

8.	MAINTENANCE OF PREMISES:

A.	Landlord’s Obligations:

Landlord, at its sole cost and expense (and not as a Reimbursable Operating Cost), shall maintain in good condition, order, and repair, and replace as and when necessary, the structural components of the Building including the foundation, exterior load bearing walls and roof structure, except that the cost to repair any damage caused by Tenant or Tenant’s Agents shall be paid for by Tenant to the extent the cost of repair is not fully paid to Landlord from available insurance proceeds.  In addition, if through no fault of Tenant or Tenant’s Agents the cost to repair the roof of the Building in any calendar year of the Lease Term exceeds Five Thousand Dollars ($5,000) (prorated for partial calendar years during the Lease Term), then Landlord may elect either (i) to make the repairs, with the cost in excess of Five Thousand Dollars ($5,000) in a calendar year (prorated for partial calendar years during the Lease Term) to be paid by Landlord at its sole cost and expense (and not as a Reimbursable Operating Cost), or (ii) to replace the old rood with the new rood at Landlord’s sole cost and expense (and not as a Reimbursable Operating Cost).

Landlord shall also operate, manage and maintain (including, without limitation, contracting for regular maintenance and service), and replace as and when necessary, (i) the Common Area in such manner reasonably determined by Landlord, (ii) the parking lot and all underground utility facilities servicing the Premises, (iii) all waterscape, landscaping and shrubbery, and (iv) exterior window washing; and to the extent Tenant elects not to maintain and repair, and replace as and when necessary, the following: (1) the Building’s automatic fire extinguisher equipment, (2) elevator equipment, and (3) the Building’s roof membrane system.  The cost of the foregoing, to the extent undertaken by Landlord, shall be part of Reimbursable Operating Costs (defined in Section 8.D).

B.	Tenant’s Obligations:

Tenant shall clean, maintain, repair and replace when necessary the Building and every part thereof, except to the extent Landlord is required by Section 8.A. to maintain the same or undertake the following as Reimbursable Operating Costs (as defined in Section 8.D below), through regular inspections and servicing, including but not limited to the following: (i) all plumbing and sewage facilities serving the Premises, (ii) all heating ventilating and air conditioning facilities and equipment serving the Premises, (iii) all fixtures, interior walls, floors, carpets and ceilings, (iv) all windows, door entrances, plate glass and glazing systems including caulking, and skylights (other than exterior window washing), and (v) all electrical facilities and equipment. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements.   \With respect to item (ii) above, Tenant shall provide Landlord a copy of a service contract between Tenant and a licensed service contractor providing for periodic maintenance of all such systems or equipment in conformance with the manufacturer’s recommendations.  Tenant shall provide Landlord a copy of such preventive maintenance contracts and paid invoices for the recommended work if requested by Landlord. To the extent that any item in (i) through (v) above is determined by Landlord to be for the benefit of more than one (1) tenant or occupant of the Building or Project, Landlord shall assume the obligation to clean, maintain, repair and replace the same as Reimbursable Operating Costs (as defined in Section 8.D below) and Tenant shall have no obligation to clean, maintain, repair or replace such item.  Tenant shall arrange for and pay directly for regular janitorial service for the Premises.

C.	Obligations Regarding Reimbursable Operating Costs:

In addition to the direct payment by Tenant of expenses as provided in Section 8.B, 9, 10 and 11 of this Lease, Tenant agrees to reimburse Landlord for Tenant’s Allocable Share (as defined in Section 8.E below) of Reimbursable Operating Costs (as defined in Section 8.D below) resulting from Landlord payment of expenses related to the Building or Project which are not otherwise paid by Tenant directly.  Landlord shall have the right to periodically  provide Tenant with a written estimate of Reimbursable Operating Costs for the next twelve (12) months and Tenant shall thereafter, until Landlord revises such estimate, pay to Landlord as additional rental, along with its Base Monthly Rent, one twelfth of Tenant’s Allocable Share of the Reimbursable Operating Costs as estimated by Landlord.  Within ninety (90) days after the end of each calendar year during the Term Landlord shall deliver to Tenant a statement (“Annual Statement”) in which Landlord shall set forth the actual expenditures for Reimbursable Operating Costs for such calendar year and Tenant’s Allocable Share thereof.  The Annual Statement shall be certified by an authorized officer of Landlord to be correct.   If the Annual Statement shows that Tenant’s payments of estimated Reimbursable Operating Costs exceeded Tenant’s actual obligation in respect of such calendar year, Landlord shall accompany said Annual Statement with a payment to Tenant of the amount of such excess.  If the Annual Statement shows that Tenant’s payments of estimated Reimbursable Operating Costs were less than its actual obligation in respect of such calendar year, Tenant shall pay said difference to Landlord within thirty (30) days of Tenant’s receipt of the Annual Statement.

Provided no event of default exists hereunder and Tenant has timely paid the amount set forth in the applicable Annual Statement, Tenant, through an independent certified public accounting firm hired by Tenant on a non-contingent fee basis, shall have the right, during regular business hours, at the management office for the Project, and after giving at least thirty (30) days’ advance written notice to Landlord, to commence to have Landlord’s books and records related to Reimbursable Operating Costs for the subject Lease year reviewed.  Any review of a particular Lease year’s Reimbursable Operating Costs must be completed within ninety (90) days after Tenant’s receipt of the applicable Annual Statement.  In the event the results of the review of records reveals that Tenant was overcharged with respect to Reimbursable Operating Costs for the preceding Lease year, then Tenant shall be credited the overage applicable to Tenant against Tenant’s subsequent installment of rent or other payments due to Landlord under the Lease.  In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord within thirty (30) days of such determination.  All costs and expenses of any such review shall be paid by Tenant; provided, however, that if the amount of Reimbursable Operating Costs were overstated by Landlord by more than ten percent (10%), Landlord shall reimburse Tenant for the commercially reasonable, out of pocket expense incurred by Tenant in connection with Tenant’s review.

D.	Reimbursable Operating Costs:

For purposes of calculating Tenant’s Allocable Share of Building and Project costs, the term “Reimbursable Operating Costs” is defined as all costs and expenses which are incurred by Landlord in connection with ownership and operation of the Building or the Project in which the Premises are located, together with such additional facilities as may be determined by Landlord to be reasonably desirable or necessary to the ownership and operation of the Building and/or Project, except to the extent this Lease expressly states that they are Landlord’s sole cost and expense.  All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord’s business).  Reimbursable  Operating Costs shall include, but not be limited to, the following to the extent the obligation therefor is not that of Tenant under the provisions of Section 8.B above:  (i) common area utilities, including water, power, telephone, heating, lighting, air conditioning, ventilating, and Building utilities to the extent not separately metered; (ii) common area maintenance and service agreements for the Building and/or Project and the equipment therein, including without limitation, common area janitorial services, alarm and security services, exterior window cleaning, and maintenance of the sidewalks, landscaping, waterscape, roof membrane, parking areas, driveways, service areas, mechanical rooms, elevators, and the building exterior; (iii) insurance premiums and costs, including without limitation, the premiums and cost of fire, casualty and liability coverage and rental abatement and, if required by Landlord’s Mortgagee (defined below) or elected by Tenant, earthquake insurance applicable to the Building or Project; (iv) repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties other than as Reimbursable Operating Costs, and repairs or alterations attributable solely to tenants of the Building or Project other than Tenant); (v) all real estate taxes and assessment installments or other impositions or charges which may be levied on the Building or Project, upon the occupancy of the Building or Project and including any substitute or additional charges which may be imposed during, or applicable to the Lease Term including real estate tax increases due to a sale, transfer or other change of ownership of the Building or Project, as such taxes are levied or appear on the City and County tax bills and assessment rolls, but excluding the actual transfer tax; (vi) costs of complying with Sustainability Requirements; (vii) deductibles under insurance policies, up to $50,000 (or such other commercially reasonable amount); (viii) capital expenditures, which shall be amortized over their useful lives as reasonably determined by Landlord, together with interest on the unpaid portion of such expenditure at the Agreed Interest Rate; and any of items (i) through (vi) in Section 8.B above to the extent Landlord has elected to assume with respect thereto the obligations for cleaning, maintenance, repair and/or replacement.

Notwithstanding the foregoing, Reimbursable Operating Costs hereunder shall not include: (1) charges for electricity, water or other utilities or services and applicable taxes to the extent Tenant is obligated to pay the same directly pursuant to other provisions of this Lease, or to the extent any other tenant, occupant, person or other party directly reimburses Landlord (other than as a Reimbursable Operating Cost or on the basis of its proportionate share thereof); (2) commissions, concessions, allowances, tenant improvements, advertising and other expenses incurred in connection with preparing, staging and leasing space in the Project; (3) depreciation and costs required to be capitalized in accordance with generally accepted accounting practices, except for amortization of capital costs as provided above; (4) costs for which reimbursement is received from Landlord’s insurer, under warranty, by condemnation or by other third party; (5) ground rental payments or payments of mortgage fees, interest and/or principal; (6) the cost of initial design and construction of the Project and repair of defects associated therewith; (7) costs, fines or penalties incurred due to a violation by Landlord of any applicable Law or a violation of any other tenant leases at the Project; (8) any cost representing an amount paid to a person, firm, corporation or other entity controlled by or related to Landlord to the extent materially in excess of the amount which would have been paid in an arms-length negotiation under then-current market conditions; (9) Landlord’s general overhead except to the extent reasonably attributable and allocated, if appropriate, to the operation and management of the Project; (10) costs of acquiring and securing sculptures, paintings and other works of art; (11) charitable or political contributions; (12) bad debt loss, rent loss, or reserves for bad debts or rent loss; (13) the costs of abating or removing Hazardous Materials (defined below) that (A) existed at the Premises or Project prior to the Commencement Date, (B) migrated thereon after the Commencement Date due to no fault of Tenant or any of Tenant’s Agents, or (C) were brought to the Premises or Project by Landlord or any Landlord Related Party (defined below); (14) costs and expenses which this Lease expressly states are Landlord’s sole cost and expense; and (15) legal fees and costs incurred in connection with the negotiation of leases or disputes with other tenants of the Project, a violation of law by Landlord or Landlord’s agents, employees or contractors, or the sale, transfer, financing or re-financing of the Project.

Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project.  Tenant assumes all responsibility for the protection of Tenant and Tenant’s Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project.  This is a “Net” Lease, meaning that Base Monthly Rent is paid to Landlord absolutely net of all costs and expenses, except only those costs which this Lease expressly states shall be paid by Landlord at Landlord’s sole cost.  The provision for payment of Reimbursable Operating Costs by means of monthly payment of Tenant’s Allocable Share of Building and/or Project Costs is intended to pass on to Tenant and reimburse Landlord for all costs of operating and managing the Building and/or Project, other than those costs which this Lease expressly states shall be paid by Landlord at Landlord’s sole cost. If less than one hundred percent of the Building and  other Project buildings is leased at any time during the Lease Term, Landlord shall adjust Reimbursable Operating Costs to equal Landlord’s reasonable estimate of what Reimbursable Operating Costs would be had one hundred percent (100%) of the Building and the other Project buildings been leased.

E.	Tenant’s Allocable Share:

For purposes of prorating Reimbursable Operating Costs which Tenant shall pay, Tenant’s Allocable Share of Reimbursable Operating Costs shall be computed by multiplying the Reimbursable Operating Costs by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is either (i) the total rentable square footage of the Building if the service or cost is allocable only to the Building, or (ii) the total rentable square footage of the buildings in the Project if the service or cost is allocable to the entire Project, or (iii) the total rentable square footage of the premises of those tenant’s or occupants that Landlord determines to be benefiting from such service or facility.  Tenant’s obligation to share in Reimbursable Operating Costs shall be adjusted to reflect the Lease Commencement and Expiration Dates and is subject to recalculation in the event of expansion or contraction of the rentable square footage of the Building or Project.  Notwithstanding the foregoing or anything else to the contrary contained in the Lease, for purposes of calculating the Reimbursable Operating Costs, the rentable square footage of the Premises shall be deemed to be 55,440 for months 1-12 of the Lease Term (unless and until during such twelve (12) month period Tenant occupies more than 55,440 rentable square feet in the Building for the conduct of its business, in which event Tenant’s Allocable Share shall be based on 110,881 rentable square feet thereafter), and then 110,881 for the remainder of the Lease Term.

F.	Waiver of Liability:

Failure by Landlord to perform any defined services required of Landlord pursuant to this Lease, or any cessation thereof, when such failure is caused by accident, breakage, repairs, strikes, lockout or other labor disturbances or labor disputes of any character or by any other cause, similar or dissimilar, shall not render Landlord liable to Tenant in any respect, including damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof.  Should any equipment or machinery utilized in supplying the services listed herein as being Landlord’s obligation break down or for any cause cease to function properly, upon receipt of written notice from Tenant of any deficiency or failure of any services, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease and shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.  Tenant waives the provisions of California Civil Code Sections 1941 and 1942 concerning the Landlord’s obligation of tenantability and Tenant’s right to make repairs and deduct the cost of such repairs from the rent, and any similar Law now or hereafter in effect.  Landlord shall not be liable for a loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing, or its failure to furnish, any of the foregoing.

9.	INSURANCE:

A.	Tenant’s Use:

Tenant shall not use or permit the Premises, or any part thereof, to be used for any purpose other than that for which the Premises are hereby leased; and no use of the Premises shall be made or permitted, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering the Premises or any part thereof, nor shall Tenant sell or permit to be sold, kept, or used in or about the Premises, any article prohibited by the standard form of fire insurance policies.  Tenant shall, at its sole cost, comply with all requirements of any insurance company or organization necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and appurtenances.

B.	Landlord’s Insurance:

Landlord agrees to purchase and keep in force All Risk and fire insurance in an amount equal to the replacement cost of the Building excluding any improvements made by Tenant not typically required for office uses (“Specialized Tenant Improvements”) or Alterations as determined by Landlord’s insurance company’s appraisers. In addition, if required by its Mortgagee or if Tenant elects, Landlord may elect to purchase insurance coverage for perils including earthquake, flood and/or terrorist acts, in amounts and with deductibles reasonably determined by Landlord and acceptable to Mortgagee and Tenant. Landlord may also maintain a policy of (i) commercial general liability insurance insuring Landlord (and such others designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or Project in an amount as Landlord determines is reasonably necessary for its protection, and (ii) rental loss insurance covering a twelve (12) month period. Tenant agrees to pay Landlord as additional rent, within ten (10) business days after written invoice to Tenant, Tenant’s Allocable Share of the amount of any deductible under such policy, provided that if damage is confined to the Premises, Tenant shall pay the entire deductible to Landlord; provided, however, Tenant’s portion of any deductible shall not exceed $50,000 (or such other commercially reasonable amount).  It is understood and agreed that Tenant’s obligation under this Section 9.B will be prorated to reflect the Lease Commencement and Expiration Dates.

C.	Tenant’s Insurance:

Tenant agrees, at its sole cost, to insure its personal property, trade fixtures, Specialized Tenant Improvements and Alterations against damage for their full replacement value (without depreciation).  Said insurance shall provide All Risk and fire coverage equal to the replacement cost of said property.  The property insurance provided by Tenant as required by this paragraph shall be carried in favor of Landlord and Tenant as their respective interests may appear and shall provide that any loss to Alterations shall be adjusted with and be payable to both Landlord and Tenant.  Tenant shall deliver a copy of the policy and renewal certificate to Landlord.  Tenant agrees, at its sole cost, to obtain and maintain throughout the Lease Term Commercial General Liability insurance for occurrences within the Project with a combined single limit of not less than Five Million Dollars ($5,000,000.00) and worker’s compensation insurance with limits as required by Law.  Tenant’s liability insurance shall be primary insurance containing a cross-liability endorsement, and shall provide coverage on an “occurrence” rather than on a “claims made” basis.  All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named (additional) insureds shall not reduce or avoid coverage to the other named (additional insureds).  Tenant shall name Landlord and Landlord’s lenders as additional insureds and shall deliver a copy of the policies and renewal certificates to Landlord.  All insurance policies required under this Section 9.C shall provide for thirty (30) days’ prior written notice to Landlord of any cancellation, termination, or reduction in coverage.  Notwithstanding the above, Landlord retains the right to have Tenant provide other forms of insurance which may be reasonably required to cover future risks.

D.	Waiver:

Landlord and Tenant hereby waive all tort, contract or other rights each may have against the other on account of any loss or damage sustained by Landlord or Tenant, as the case may be, or to the Premises or its contents, which may arise from any risk covered by their respective insurance policies (or which would have been covered had such insurance policies been maintained in accordance with this Lease) as set forth above; provided that such waiver shall be effective only to the extent permitted by the insurance covering such loss.  The Parties shall each obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against Landlord or Tenant, as the case may be.

10.	TAXES:

Tenant shall be liable for and shall pay as additional rent, prior to delinquency, all taxes and assessments levied against Tenant’s personal property and trade or business fixtures.  All real estate taxes shall be prorated to reflect the Lease Commencement and Expiration Dates.  If, at any time during the Lease Term a tax, excise on rents, business license tax or any other tax, however described, is levied or assessed against Landlord as a substitute or addition, in whole or in part, for taxes assessed or imposed on land or buildings, Tenant shall pay and discharge its pro rata share of such tax or excise on rents or other tax before it becomes delinquent; except that this provision is not intended to cover net income taxes, documentary stamp or transfer tax, inheritance, gift or estate tax imposed upon Landlord.  In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that Tenant cannot pay and discharge its pro rata share of such tax on behalf of Landlord, then at Landlord’s sole election, Landlord may demand from Tenant, as additional rent, the exact amount of such tax and Tenant shall pay such increase.

11.	UTILITIES:

Tenant shall arrange for and pay directly to the providing utility all water, gas, electric, telephone, and other utilities supplied to the Premises.  Landlord shall not be liable for loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing or the utility company’s failure to furnish utilities to the Premises or any other portion of the Project, and in such event Tenant shall not be entitled to abatement or reduction of any portion of Base Monthly Rent or any other amount payable under this Lease.

Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable or inaccessible for more than five (5) consecutive business days, after notice from Tenant to Landlord, by a service interruption caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents or employees, then, as Tenant’s sole remedy, Base Monthly Rent shall abate for the period beginning on the day immediately following such 5-business-day period and ending on the day such service interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible.

12.	TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

A.	Use of Hazardous Materials:

Without the prior written consent of Landlord, neither Tenant, nor any subtenant of the Premises (of any tier in the chain of title) or any of Tenant’s or such subtenant’s agents, employees, representatives, affiliates, architects, contractors (including without limitation subcontractors of all tiers), suppliers, vendors, subtenants, licensees or invitees  (collectively “Tenant’s Agents”), shall cause or permit any Hazardous Materials, as defined below, to be generated, brought onto, used, stored, created, released or disposed of in or about the Premises or Project, except that Tenant may use and store small quantities of common household cleaners and office supplies on the Premises provided such use and storage is in strict compliance with all Environmental Laws, as defined below.

As used herein, the term “Hazardous Materials” shall mean any and all substances, materials or wastes (whether liquid, solid or gaseous), which are a pollutant or contaminant, or which are hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk to public health or the environment, or which are or may become regulated by or under the authority of any Environmental Laws, as defined below, including, without limitation, asbestos or asbestos containing materials, petroleum products, pesticides, polychlorinated biphenyls, flammable explosives, radioactive materials and urea formaldehyde.  As used herein, the term “Environmental Laws” shall mean any present or future federal, state or local Laws, whether common law, statute, rule, regulation or ordinance, judgment, order, or other governmental restriction, guideline, listing or requirement, relating to the environment or any Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42  U.S.C. §9601 et seq., the Resource Conservation and Recovery Act of 1976, 42  U.S.C. §6901 et seq., and applicable provisions of the California Health and Safety Code and the California Water Code, all as heretofore or hereafter may be amended from time to time.  As used in this Section 12, the phrase “by anyone else at the Premises with the permission of Tenant” assumes that Tenant has used commercially reasonable efforts to secure the Premises from trespassers and intruders.

In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the Hazardous Materials to be brought onto the Premises, measures to be taken for storage and disposal thereof, and safety measures to be employed to prevent pollution or contamination of the air, soil, surface and ground water.  Landlord’s approval may be withheld in its reasonable judgment.  In the event Landlord consents to Tenant’s use of Hazardous Materials on the Premises or such consent is not required, Tenant represents and warrants that it shall comply with all Governmental Regulations applicable to Hazardous Materials including doing the following:  (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal Laws and provide Landlord a copy of any such reports or agency inspections; (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling of Hazardous Materials on the Premises; (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards; (iv) surrender the Premises and Project free from any and all Hazardous Materials generated, brought, used, stored, created, released, or disposed of by Tenant or Tenant’s Agents or by anyone else at the Premises with the permission of Tenant (other than Landlord or Landlord’s agents, employees or contractors) coming onto the Premises; and (v) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and obtaining a closure certificate from the local administering agency prior to the Expiration Date or sooner termination of this Lease.

B.	Tenant’s Indemnity Regarding Hazardous Materials:

Tenant shall, at its sole cost and expense and with counsel reasonably acceptable to Landlord, indemnify, defend and hold harmless Landlord and the Landlord Related Parties from and against any and all claims, liabilities, obligations, penalties, fines, actions, losses, damages, costs or expenses (including without limitation reasonable attorneys fees) incurred or suffered arising from generating, bringing, using, storing, creating, releasing or disposing of Hazardous Materials in or about the Premises or Project by Tenant or Tenant’s Agents, or by anyone else coming onto the Premises with the permission of Tenant (other than Landlord or Landlord’s agents, employees and contractors), or the violation of any Governmental Regulation or Environmental Laws by Tenant or Tenant’s Agents or by anyone else coming onto the Premises with the permission of Tenant (other than Landlord or Landlord’s agents, employees or contractors).  This indemnification, defense and hold harmless obligation applies whether or not the concentrations of any such Hazardous Materials exceed applicable maximum contaminant or action levels or any governmental agency has issued a cleanup order.  Tenant’s indemnification, defense, and hold harmless obligations include, without limitation, the following:  (i) claims, liabilities, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under present or future Laws, including Environmental Laws; (ii) claims, liabilities, costs or expenses pertaining to the assessment and identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source; (iii) losses attributable to diminution in the value of the Premises, Building or Project (iv) loss or restriction of use of rentable space in the Building or Project; and (v) all other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation.  This Section 12.B shall survive the expiration or termination of this Lease.

Notwithstanding anything to the contrary contained in the foregoing, Tenant shall have no liability or responsibility with respect to Hazardous Materials (a) present at or about the Premises, Building or Project prior to the Commencement Date and not introduced by Tenant or Tenant’s Agents, (b) that emanate onto the Premises, Building or Project from outside thereof that are not the responsibility of Tenant or Tenant’s Agents under this Section 12, or (c) that are introduced to the Premises, Building or Project by Landlord, any Landlord Related Party  or other tenants of the Building or Project.  This Section 12.B shall survive the expiration or termination of this Lease.

C.	Notice of Release or Violation:

If, during the Lease Term (including any extensions), Tenant becomes aware of (i)  any actual or threatened release of a Hazardous Materials on, under or about the Premises or Project or (ii)  any inquiry, investigation, proceeding, claim, notice or order by any private or public person or entity regarding the presence of Hazardous Materials on, under or about the Premises or Project, including without limitation alleged violations of Environmental Laws by Tenant or Tenant’s Agents, Tenant shall give Landlord written notice of the release or investigation within five (5) days after learning of it and shall simultaneously and thereafter furnish Landlord with copies of any claims, notices of violation, reports, or other writings received by Tenant concerning the release or investigation.  In the event of an actual release of Hazardous Materials, Tenant shall also give Landlord immediate verbal notice of such release.  In the event of any release on or into the Premises or any portion of the Project or into the soil or ground water under the Premises, the Building or the Project of any Hazardous Materials used, treated, stored or disposed of by Tenant or Tenant’s Agents or by anyone else at the Premises or Project with the permission of Tenant (other than Landlord or Landlord’s agents, employees or contractors) coming onto the Premises, Tenant agrees to comply, at its sole cost, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials.  In the event of any such release of Hazardous Materials Tenant shall immediately give verbal and follow-up written notice of the release to Landlord, and Tenant agrees to meet and confer with Landlord and any lender designated by Landlord to attempt to eliminate and mitigate any financial exposure to such lender and resultant exposure to Landlord under California Code of Civil Procedure Section 736(b) as a result of such release, and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Project has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable Laws.  Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under 12.B of this Lease to indemnify, defend and hold Landlord and the Landlord Related Parties harmless.  Tenant shall provide Landlord prompt written notice of Tenant’s monitoring, cleanup and remedial steps.   In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant’s obligation to Landlord under this Section 12.C concerning the level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to this Lease.

D.	Remediation Obligations:

In the event of any release on, under or about the Premises or the Project of any Hazardous Materials generated, brought onto, used, stored, created or disposed of by Tenant or Tenant’s Agents or by anyone else at the Premises or Project with the permission of Tenant (other than Landlord or Landlord’s agents, employees or contractors) coming onto the Premises, Tenant shall, at its sole cost, promptly take all necessary and appropriate actions, in compliance with applicable Environmental Laws, to remove or remediate such Hazardous Materials, whether or not any governmental agency has issued a cleanup order, so as to return the Premises and Project to the condition that existed before the introduction of such Hazardous Materials.  Tenant shall obtain Landlord’s written consent prior to implementing any proposed removal or remedial action, provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s written consent.  Nothing in the preceding sentence shall in any way eliminate, modify or reduce the obligation of Tenant under 12.B of this Lease to indemnify, defend and hold Landlord and the Landlord Related Parties harmless.

E.	Environmental Monitoring:

Landlord and its agents shall have the right to inspect, investigate, sample and monitor the Premises, including any air, soil, water, ground water, or to conduct any other sampling or testing, digging, drilling or analysis, to determine whether Tenant is complying with the terms of this Section 12.  If Landlord discovers that Tenant is not in compliance with the terms of this Section 12, any costs incurred by Landlord in determining Tenant’s non compliance, including attorneys’, consultants’ and experts’ fees, shall be due and payable by Tenant to Landlord within five (5) days following Landlord’s written demand therefor.

13.	TENANT’S DEFAULT

A.	Events of Default

The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:  (i) Tenant’s failure to pay the Base Monthly Rent or any other payment due under this Lease (including additional rent) by the date such amount is due, which failure continues for five (5) days past due, (ii) the abandonment or vacation of the Premises by Tenant in excess of thirty (30) consecutive days; (iii) a default by the tenant under the Adjacent Building Lease, beyond any applicable cure period expressly set forth in the Adjacent Building Lease, without the necessity for additional notice or cure under this Lease; (iv) Tenant’s failure to observe and perform any other required provision of this Lease, where such failure continues for thirty (30) days after written notice from Landlord, provided, however, that if the nature of the default is such that it cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion not later than ninety (90) days after such written notice is delivered to Tenant, except that if this Lease expressly provides that no notice or cure is required for a breach or default to exist then such thirty (30) day or longer notice and cure period shall not apply; (v) Tenant’s making of any general assignment for the benefit of creditors; (vi) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days after the filing); (vii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (viii) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; or (ix)  the occurrence of any other event described as a default elsewhere in this Lease or any amendment thereto regardless of whether such event is defined as a material default and breach of this Lease in this Section 13.

B.	Remedies:

In the event of any default by Tenant, then in addition to other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate.  In the event Landlord elects to so terminate this Lease, Landlord may recover from Tenant all the following:  (i) the worth at time of award of any unpaid rent which had been earned at the time of such termination; (ii) the worth at time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; (iii) the worth at time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom; including the following:  (x) expenses for repairing, altering or remodeling the Premises for purposes of reletting, (y) broker’s fees, advertising costs or other expenses of reletting the Premises, and (z) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions; and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable California law.  The term “rent”, as used in this Lease, is defined as the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to this Lease, all such other sums being deemed as additional rent due hereunder.  As used in  (i) and (ii) above, “worth at the time of award” shall be computed by allowing interest at a rate equal to the greater of the following (the “Agreed Interest Rate”) (i) the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum, as of the twenty-fifty (25th) day of the month immediately preceding Tenant’s default, on advances to member banks under Section 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, or (ii) ten percent (10%) per annum.  As used in (iii) above, “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.  Furthermore, in the event of a default as described in clause (v), (vi), (vii) or (viii) in Section 13.A above, Landlord reserves the right to compensation for all damages and costs incurred by Landlord as a result of Tenant’s default, including without limitation those based upon a tort claim or contractual claim, and without any cap other than that imposed by the United States Bankruptcy Code (as amended, and as interpreted by case law, the “Code”) with respect to rent, as defined in the Code.  Tenant hereby waives the protection of any limitation in the Code imposed upon such damages to the extent such waiver is enforceable under the Code. Any obligation Landlord may have to mitigate damages upon a termination due to Tenant’s default shall not include the obligation to relet the Premises if Landlord has other comparable available space within the Building or Project.

C.	Right to Re-enter:

In the event of any such default by Tenant, Landlord shall have the right, after terminating this Lease, to re-enter the Premises and remove all persons and property in accordance with applicable law.  Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and disposed of by Landlord, in any manner permitted by law.

D.	Continuation of Lease:

If Landlord does not elect to terminate this Lease as provided in Section 13.B above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply, this Lease shall continue in effect, and Landlord may enforce all of its rights and remedies under this Lease, including without limitation, the right to recover payment of rent as it becomes due.

E.	No Termination:

Neither efforts by Landlord to mitigate damages caused by a breach or default of Tenant, nor acts of maintenance or preservation or efforts to relet the Premises shall constitute an election by Landlord to terminate the Lease or a termination of Tenant’s right to possession of the Premises.

F.	Non-Waiver:

Landlord may accept Tenant’s payments without waiving any rights under this Lease, including rights under a previously served notice of default. No payment by Tenant or receipt by Landlord of a lesser amount than any installment of rent due shall be deemed as other than payment on account of the amount due.  If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand.  Furthermore, the Landlord’s acceptance of rent from the Tenant when the Tenant is holding over without express written consent does not convert Tenant’s tenancy from a tenancy at sufferance to a month to month tenancy. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated.  Any waiver by Landlord of any provision of this Lease must be in writing.  Such waiver shall affect only the provision specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord.  No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date.  Only written notice from Landlord to Tenant of acceptance shall constitute such acceptance of surrender of the Premises.  Landlord’s consent to or approval of any act by Tenant which requires Landlord’s consent or approvals shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenants

G.	Performance by Landlord:

If Tenant fails to perform any obligation required under this Lease or by Laws, Landlord in its sole and absolute discretion may, without notice, without waiving any rights or remedies and without releasing Tenant from its obligations hereunder, perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance, including interest at the Agreed Interest Rate within ten (10) days of Landlord’s written notice for such payment.

14.	LANDLORD’S LIABILITY:

A.	Limitation on Landlord’s Liability:

In the event of Landlord’s failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days to cure or commence to cure such failure prior to any claim for breach or resultant damages, provided, however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Landlord shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion.  In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises (“Mortgagee”) that has provided Tenant with notice of its interest in the Premises, and shall provide Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure.  Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an express third-party beneficiary hereof.  Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from Mortgagee or any purchaser at a foreclosure sale of Mortgagee’s interest unless Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit. Tenant further waives any right to terminate this Lease and to vacate the Premises on Landlord’s default under this Lease.  Tenant’s sole remedy on Landlord’s default is an action for damages or injunctive or declaratory relief; provided, however, Landlord and the Landlord Related Parties shall not be liable to Tenant for any consequential damages suffered or incurred by Tenant on account of Landlord’s default including, without limitation, on account of lost profits or the interruption of Tenant’s business.  Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom or for damage to the goods, wares, merchandise, or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Premises or the Project, nor shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents, contractors, or any other person in or about the Premises or Project, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.  Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, occupant, or user of the Project, nor from the failure of Landlord to enforce the provisions of any other lease of the Project.

B.	Limitation on Tenant’s Recourse:

If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity, then the obligations of Landlord shall not constitute personal obligations of the Landlord Related Parties.  Tenant shall have recourse only to the interest of Landlord in the Premises for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

C.	Indemnification of Landlord:

As a material part of the consideration rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises or Project, from any cause arising at any time to the fullest extent permitted by law, and, except to the extent due to the negligence or willful misconduct of Landlord or any Landlord Related Party, Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord and the Landlord Related Parties harmless from and against all claims, liabilities, obligations, penalties, fines, actions, losses, damages, costs or expenses (including without limitation reasonable attorneys fees) incurred or suffered arising from the use or occupancy of the Premises or any part of the Project by Tenant or Tenant’s Agents, the acts or omissions of Tenant or Tenant’s Agents, Tenant’s breach of this Lease, or any damage or injury to person or property from any cause, including but not limited to the use or occupancy of the Premises or any part of the Project by Tenant or Tenant’s Agents, the acts or omissions of Tenant or Tenant’s Agents, Tenant’s breach of this Lease or from the failure of Tenant to keep the Premises in good condition and repair as herein provided.  Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant or Tenant’s Agents, Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and the Landlord Related Parties harmless from and against all claims, liabilities, obligations, penalties, fines, actions, losses, damages, costs or expenses (including without limitation reasonable attorneys fees) incurred in connection with such litigation.

15.	DESTRUCTION OF PREMISES:

A.	Landlord’s Obligation to Restore:

In the event of damage or destruction of the Premises during the Lease Term Landlord, and Tenant to the extent of its Specialized Tenant Improvements and Alterations, shall repair the same to a similar condition to that which existed prior to such damage or destruction.  Such damage or destruction shall not annul or void this Lease; however, Tenant shall be entitled to a proportionate reduction of Base Monthly Rent while repairs are being made, such proportionate reduction to be based upon the extent to which the repairs interfere with Tenant’s business in the Premises, as reasonably determined by Tenant. In no event shall Landlord be required to replace or restore Alterations, Specialized Tenant Improvements or Tenant’s trade fixtures or personal property.  Tenant shall be obligated to replace and restore all Specialized Tenant Improvements and Alterations.

B.	Limitations on Landlord’s Restoration Obligation:

Notwithstanding the provisions of Section 15.A above, Landlord shall have no obligation to repair or restore the Premises if any of the following occur:  (i) if Landlord reasonably estimates the repairs cannot be made in one hundred eighty (180) days from the date of receipt of all governmental approvals necessary under applicable Laws of State, Federal, County or Municipal authorities, as reasonably determined by Landlord, (ii) if the holder of the first deed of trust or mortgage encumbering the Building elects not to permit the insurance proceeds payable upon damage or destruction to be used for such repair or restoration, (iii) the damage or destruction is not fully covered by the insurance maintained by Landlord, (iv) the damage or destruction occurs in the last twenty four (24) months of the Lease Term, (v) Tenant is in default pursuant to the provisions of Section 13 above, or (vi) Tenant has vacated the Premises for more than ninety (90) days.  In any such event Landlord may elect either to (i) complete the repair or restoration, or (ii) terminate this Lease by providing Tenant written notice of its election within sixty (60) days following the damage or destruction.    If Landlord elects to repair or restore, this Lease shall continue in full force and effect.  Tenant hereby waives the benefits and rights provided to Tenant by the provisions of Civil Code Sections 1932 and 1933, or any similar Law now or hereafter in effect.

Notwithstanding the foregoing, Tenant shall have the option to terminate this Lease:  (i) if Landlord reasonably estimates the repairs cannot be made in one hundred eighty (180) days from the date of damage or destruction, or (ii) the damage or destruction occurs in the last twenty four (24) months of the Lease Term.  In any such event, Tenant may terminate this Lease by providing Landlord written notice of its election within fifteen (15) days following (a) with respect to the preceding clause (i), receipt of Landlord’s repair estimate, or (b) with respect to the preceding clause (ii), the damage or destruction.

16.	CONDEMNATION:

If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the day before title vests in the condemnor or purchaser (“Vesting Date”) and Base Monthly Rent payable hereunder shall be adjusted so that Tenant is required to pay for the remainder of the Lease Term only such portion of Base Monthly Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking, as reasonably determined by Landlord.  Further, in the event of such partial taking, Landlord shall have the option to terminate this Lease as of the Vesting Date.  If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall terminate on the Vesting Date.  If part or all of the Premises be taken, all compensation awarded upon such taking shall go to Landlord, and Tenant shall have no claim thereto; except Landlord shall cooperate with Tenant, without cost to Landlord, to recover compensation for the unamortized cost of any Specialized Tenant Improvements and Alterations, or for Tenant’s moving costs.  Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any similar Law now or hereafter in effect, and the provisions of this Section 16 shall govern in the case of a taking.

17.	ASSIGNMENT OR SUBLEASE:

A.	Consent by Landlord:

Except as specifically provided in Section 17.E below, Tenant may not voluntarily, involuntarily or by operation of law, assign, sell or otherwise transfer all or any part of Tenant’s interest in this Lease or in the Premises, cause or permit any part of the Premises to be sublet, occupied or used by anyone other than Tenant, or permit any person to succeed to any interest in this Lease or the Premises (all of the foregoing being a “Transfer”) without the express written consent of Landlord, not to be unreasonably withheld.  In the event Tenant desires to effectuate a Transfer, Tenant shall deliver to Landlord (i) executed counterparts of any agreement and of all ancillary agreements with the proposed transferee, (ii) current financial statements of the transferee covering the preceding three years, (iii) the nature of the proposed transferee’s business to be carried on in the Premises, (iv) a statement outlining all consideration to be given on account of the Transfer, and (v) a current financial statement of Tenant.  Landlord may condition its approval of any Transfer on receipt of a certification from both Tenant and the proposed transferee of all consideration to be paid to Tenant in connection with such Transfer.  At Landlord’s request, Tenant shall also provide additional information reasonably required by Landlord to determine whether it will consent to the proposed Transfer.  Landlord shall have a ten (10) day period following receipt of all the foregoing within which to notify Tenant in writing that Landlord elects to: (i) permit Tenant to Transfer such space to the named transferee on the terms and conditions set forth in the notice; or (ii) refuse consent.  If Landlord should fail to notify Tenant in writing of such election within the 10-day period, Landlord shall be deemed to have elected option (i) above.  Landlord’s consent to the proposed Transfer shall not be unreasonably withheld, provided and upon the condition that: (i) the proposed transferee is engaged in a business that is limited to the use expressly permitted under this Lease; (ii) the proposed transferee is a company with sufficient financial worth and management ability to undertake the financial obligation of this Lease and Landlord has been furnished with reasonable proof thereof; (iii) the proposed transfer agreement, if it is a sublease, conforms to the requirements of Section 17.I below or if it is an assignment, is in a form reasonably satisfactory to Landlord; (iv) the proposed Transfer will not result in there being greater than two (2) subtenants or other occupants (not including employees) within the Premises at any time during the Lease Term; (v) Tenant reimburses Landlord on demand for any costs that may be incurred by Landlord in connection with said Transfer, including the costs of making investigations as to the acceptability of the proposed transferee and legal costs incurred in connection with the granting or denial of any requested consent, not to exceed $1,500.00; and (vi) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to Landlord.  In the event all or any one of the foregoing conditions are not satisfied (without limiting other factors that may be considered or conditions that may be imposed by Landlord in connection with a requested Transfer), Landlord shall be considered to have acted reasonably if it withholds its consent. Tenant shall not hypothecate, mortgage, pledge or otherwise encumber Tenant’s interest in this Lease or the Premises or otherwise use the Lease as a security device in any manner without the consent of Landlord, (all of the foregoing being an “Hypothecation”) which consent Landlord may withhold in its reasonable discretion. Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with an Hypothecation, including legal costs incurred in connection with the granting or denial of any requested consent, not to exceed $1,500.00.  Landlord’s consent to one or more Transfers or Hypothecations shall not operate to waive Tenant’s obligation to obtain Landlord’s consent to other Transfers or Hypothecations nor constitute consent to an assignment or other Transfer following foreclosure of any permitted lien, mortgage or other encumbrance.  If Tenant is a corporation, limited liability company, unincorporated association, partnership or other legal entity, the sale, assignment, cancellation, surrender, exchange, conversion or any other transfer or hypothecation of any stock, membership or other ownership interest in such entity (whether occurring at one time or over a period of time) in the aggregate of more than fifty percent (50%) (determined cumulatively) shall be deemed an assignment of this Lease; in the case of a partnership, any withdrawal or substitution (whether occurring at one time or over a period of time) of any partners owning fifty percent (50%) or more (cumulatively) of the partnership, or the dissolution of the partnership shall be deemed an assignment of this Lease; provided that, subject to Section 17.D below the foregoing provisions of this sentence shall not apply to (i) a transfer set forth in Section 17.E below, (ii) a transfer of stock in a corporation whose stock is, or as a result of such transfer becomes, publicly traded on a public stock exchange , or (iii) transfer of stock or other ownership interest in connection with a bonafide financing or capitalization for the benefit of Tenant.  If Tenant is an entity, any sale of all or substantially all of its assets shall be deemed an assignment of this Lease, except as set forth in Section 17.E below. If Tenant is a corporation whose stock is not publicly traded on a public stock exchange, any dissolution, merger, consolidation or reorganization of Tenant shall be deemed a Transfer, except as set forth in Section 17.E below.  Tenant acknowledges and agrees that the provision of this Section 17 are not unreasonable standards or conditions for purposes of Section 1951.4 of the California Civil Code, as amended from time to time, under bankruptcy laws, or for any other purpose.

Notwithstanding this Section 17.A above, but subject to this paragraph below, so long as Cavium, Inc., a Delaware corporation, is the Tenant under this Lease, Tenant shall have the right to permit the occupancy of the Building by the employees of any of Tenant’s customers or service providers, provided that (i) such individuals (individually a “Business Related Occupant”, and collectively the “Business Related Occupants”) shall not occupy a separately demised portion of the Building (other than open air cubicles), and no demising walls shall be constructed within the Building to separate any of the Business Related Occupants from other occupants of the Building; (ii) such occupancy is not in connection with any assignment or sublease; (iii) such occupancy is not a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Section 18; (iv) no rent or other consideration shall be charged by Tenant with respect to such occupancy; (v) the Business Related Occupants do not occupy, in the aggregate at any given time, more than fifteen percent (15%) of the rentable square footage of the Building; (vi) such occupancy shall otherwise be subject to all of the terms and conditions of this Lease; (vii) Tenant shall be liable for violations by any of the Business Related Occupants of the terms and conditions of this Lease; and (viii) Tenant shall remain fully responsible and liable for the performance of all of the obligations of the Tenant under the Lease.  In no event shall the Business Related Occupants have any rights under this Lease. A breach or violation of this Lease by a Business Related Occupant which is not cured within any cure period expressly granted by this Lease shall constitute an Event of Default by Tenant under this Lease.  The failure of any Business Related Occupant to vacate the Premises prior to the expiration or termination of this Lease shall be deemed a holding over by Tenant without Landlord’s consent.  If the right to occupy granted by Tenant to any of the Business Related Occupants is evidenced by a written agreement, Tenant shall deliver a copy of such agreement to Landlord prior to allowing such Business Related Occupant to occupy any portion of the Premises.

B.	Assignment or Subletting Consideration:

Landlord and Tenant hereby agree that Fifty percent (50%) of any rent or other economic consideration (including without limitation,  payments for trade fixtures and personal property in excess of the fair market value thereof, stock, warrants, and options) in excess of the Base Monthly Rent payable hereunder (after deducting therefrom Reasonable Transfer Costs (defined below)) (i) realized by Tenant in connection with any Transfer by Tenant, and/or (ii) realized by a subtenant or any other person or entity (other than Tenant) (any such subtenant, person or entity being a “Subsequent Transferor”) in connection with a sublease, assignment or other Transfer by such Subsequent Transferor, shall be paid by Tenant to Landlord promptly after such amounts are paid to Tenant or a Subsequent Transferor, regardless of the amount of subrent the Subsequent Transferor pays to Tenant or any prior Subsequent Transferor.  The foregoing shall not apply to a Permitted Transfer.  As used in this Section 17.B, “Reasonable Transfer Costs” shall mean the following costs, to the extent reasonably incurred in connection with the Transfer in question:  (i) advertising costs and brokerage commissions payable to unaffiliated third parties, and (ii) tenant improvement and legal costs incurred solely in connection with such Transfer.  In the case of a Transfer other than an assignment of Tenant’s entire interest in the Lease and Premises, Reasonable Transfer Costs shall be amortized on a straight line basis, without interest, over the initial term of the Transfer.  Tenant’s obligation to pay over Landlord’s portion of the consideration constitutes an obligation for additional rent hereunder.  The above provisions relating to Landlord’s right to terminate the Lease and relating to the allocation of excess rent are independently negotiated terms of the Lease which constitute a material inducement for the Landlord to enter into the Lease, and are agreed by the Parties to be commercially reasonable.  No Transfer by Tenant shall relieve it of any obligation under this Lease.  Any Transfer which conflicts with the provisions of this Lease shall be voidable by Landlord at any time following such Transfer.

C.	No Release:

Any Transfer shall be made only if and shall not be effective until the transferee shall execute, acknowledge, and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the transferee shall assume all the obligations of this Lease on the part of Tenant to be performed or observed to the extent of the interest being transferred and shall be subject to all the covenants, agreements, terms, provisions and conditions in this Lease to the extent applicable to the interest being transferred.  Notwithstanding any  Transfer and the acceptance of rent or other sums by Landlord from any transferee, Tenant and any guarantor shall remain fully liable for the payment of Base Monthly Rent and additional rent due, and to become due hereunder, for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any transferee or any other person claiming under or through any transferee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed a violation by Tenant.  Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord and  the Landlord Related Parties harmless from and against all claims, liabilities, obligations, penalties, fines, actions, losses, damages, costs or expenses (including without limitation reasonable attorneys fees) resulting from any claims that may be made against Landlord by the proposed transferee or by any real estate brokers or other persons claiming compensation in connection with the proposed Transfer.

D.	Reorganization of Tenant:

Notwithstanding any other provision of this Lease, the provisions of this Section 17.D shall apply if Tenant is a publicly-held corporation and: (i) there is a dissolution, merger, consolidation, or other reorganization of or affecting Tenant, where Tenant is not the surviving corporation, or there is a sale of all or substantially all of the assets of Tenant, or (ii) there is a sale, cancellation, surrender, exchange, conversion or any other transfer of stock involving or consisting of more than fifty percent (50%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or there is any merger, consolidation or other reorganization of or affecting Tenant, whether the foregoing occurs in a single transaction or in multiple steps, and after any one or more of such events Tenant’s stock is no longer publicly traded. In a transaction under clause (i) of this Section 17.D, the surviving or acquiring corporation or entity (“Surviving Entity”) shall promptly execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord under which the Surviving Entity assumes the obligations of Tenant hereunder. In a transaction or series of transactions under clause (ii) of this Section 17.D, the entities which as a result of such transaction(s) own a greater than fifty percent (50%) interest in Tenant (including, without limitation as a result of a reverse triangular merger or a triangular merger) (collectively the “Acquiring Entity”) shall promptly execute and deliver to Landlord a guaranty of lease in form reasonably satisfactory to Landlord under which the Acquiring Entity guarantees the full payment and performance of the obligations of Tenant under the Lease (“Lease Guaranty”). The foregoing notwithstanding, in the event the Surviving Entity or Acquiring Entity is itself not a publicly-traded corporation, but is instead the subsidiary of a publicly-traded corporation (or a subsidiary of a subsidiary of a publicly-traded corporation, or a subsidiary in a chain of entities in which one or more parent corporations are publicly traded), then each publicly-traded parent corporation in such chain shall be required to execute and deliver to Landlord the Lease Guaranty. In addition, in the event that after such acquisition Tenant no longer prepares audited financial statements, then in addition to the financial statements required to be delivered by Tenant hereunder, the entity required to execute the Lease Guaranty shall provide Landlord its audited financial statements at the times and in the manner required of Tenant hereunder. It is the intent of the parties that after such any transaction or series of transactions described in this Section 17.D, Landlord shall be entitled to rely on the creditworthiness of publicly-traded corporations and to receive audited financial information from publicly-traded corporations.

E.	Permitted Transfers

Provided that Tenant otherwise complies with the provisions of this Section 17, except the provision requiring prior consent, but otherwise including without limitation the provisions of Section 17.D, Tenant may enter into any of the following Transfers (a “Permitted Transfer”) without Landlord’s prior consent, and Landlord shall not be entitled to terminate the Lease or to receive any part of any subrent resulting therefrom that would otherwise be due pursuant to Sections 17.A and 17.B.  Tenant may sublease all or part of the Premises or assign its interest in this Lease to (i) any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than fifty percent (50%); (ii) a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such assignment or sublease that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and (iii) a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant so long as such acquiring corporation has a net worth at the time of such assignment or sublease that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

F.	Effect of Default:

In the event of Tenant’s default, Tenant hereby assigns all amounts due to Tenant from any Transfer as security for performance of Tenant’s obligations under this Lease, and Landlord as assignee of Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such amounts and apply it toward Tenant’s obligations under this Lease, except that Tenant may collect such amounts unless a default occurs as described in Section 13 above. Landlord’s collection of any amounts due from a Transfer shall not constitute an acceptance by Landlord of attornment by any subtenants, and upon Tenant’s default Landlord shall have all rights provided by this Lease and applicable Laws, including without limitation terminating this Lease and any or all occupants’ rights to possession of the Premises as Landlord shall determine in Landlord’s sole and absolute discretion. A termination of the Lease due to Tenant’s default shall not automatically terminate a Transfer then in existence; rather at Landlord’s election (1) such Transfer shall survive the Lease termination, (2) the transferee shall attorn to Landlord, and (3) Landlord shall undertake the obligations of Tenant under the transfer agreement; except that Landlord shall not be liable for prepaid rent, security deposits or other defaults of Tenant to the transferee, or for any acts or omissions of Tenant and Tenant’s Agents.

G.	Conveyance by Landlord:

In the event of any transfer of Landlord’s interest in this Lease, the Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all liability for the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided, however, that any funds in the hands of Landlord or the then transferor at the time of such transfer, in which Tenant has an interest shall be turned over to the transferee and any amount then due and payable to Tenant by Landlord or the then transferor under any provision of this Lease shall be paid to Tenant; and provided, further, that upon any such transfer, the transferee shall be deemed to have assumed, subject to the limitations of this Section 17 above all of the agreements, covenants and conditions in this Lease to be performed from and after the transfer on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease to be performed on the part of Landlord shall, subject as aforesaid, be binding on each Landlord, its successors and assigns, only during its period of ownership.

H.	Successors and Assigns:

Subject to the provisions this Section 17, the covenants and conditions of this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of all Parties hereto; and all parties hereto comprising Tenant shall be jointly and severally liable hereunder.

I.	Sublease Requirements:

With respect to any permitted sublet of the Premises by Tenant to an approved Subtenant (“Subtenant”), the sublet transaction shall be evidenced by a written sublease between Tenant and Subtenant (the “Sublease”).  The Sublease shall comply with the following requirements:  (i) The form of the Sublease and the terms and conditions thereof shall be subject to Landlord’s approval which shall not be withheld unreasonably; (ii) The Sublease shall provide that it is subject to and shall incorporate by reference all of the terms and conditions of this Lease, except those terms and conditions relating to Rent, Additional Rent, and any other amount due under this Lease; (iii) The Sublease shall provide that the Subtenant shall have no right to exercise any option or other right granted to Tenant in this Lease, unless the Sublease resulted from a Permitted Transfer; (iv) The Sublease shall contain a mutual waiver of subrogation among the subtenant, Tenant and Landlord, and each shall require it’s insurance policies to acknowledge such waiver of subrogation; (v) The Sublease shall provide that all requirements of the Lease applicable to subleases shall be applicable to sub-subleases; (vi) The Sublease shall require Subtenant, acting through Tenant, to obtain Landlord’s prior written approval, not to be unreasonably withheld, to any alteration to the Premises to the same extent Tenant is required by this Lease to obtain such consent; (vii) The Sublease shall require Subtenant to send Landlord copies of any and all material notices concerning the Premises that Subtenant is obligated to provide to Tenant and Tenant to send Landlord copies of any and all material notices concerning the Premises that Tenant is obligated to provide to Subtenant; (viii) The Sublease shall provide that, at Landlord’s option, the Sublease shall not terminate in the event that this Lease terminates and shall require Subtenant to execute an attornment agreement if Landlord, in its sole and absolute discretion, shall elect to have the Sublease continue beyond the date of termination of this Lease; and (ix) The Sublease shall require the Subtenant to agree that on receipt of notice from Landlord that Tenant has defaulted, Subtenant shall pay all sums due under the Sublease to Landlord.

18.	OPTION TO EXTEND THE LEASE TERM:

A.	Grant and Exercise of Option:

Landlord grants to Tenant, subject to the terms and conditions set forth in this Section 18 Two (2) options (each an “Option” and collectively the “Options”) to extend the Lease Term for an additional term (each an “Option Term”).  Each Option Term shall be for a period of Sixty (60) months and shall be exercised, if at all, by written notice to Landlord no earlier than eighteen (18) months prior to the date the Lease Term would expire but for such exercise but no later than twelve (12) months prior to the date the Lease Term would expire but for such exercise, time being of the essence for the giving of such notice.  Notwithstanding the foregoing, in order for Tenant’s exercise of an Option under this Lease to be effective, the tenant under the Adjacent Building Lease must concurrently exercise its corresponding option to extend the term of the Adjacent Building Lease.  If Tenant exercises an Option, all of the terms, covenants and conditions of this Lease shall apply except for the grant of additional Options pursuant to this Section 18, provided that Base Monthly Rent for the Premises payable by Tenant during the Option Term shall be the greater of (i) the Base Monthly Rent applicable to the period immediately prior to the commencement of the Option Term, or (ii) one hundred percent (100%) of the Fair Market Rental as hereinafter defined.  Notwithstanding anything herein to the contrary, (i) if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease or the tenant under the Adjacent Building Lease is in monetary or material non-monetary default under any of terms, covenants or conditions of the Adjacent Building Lease, or (ii) if Tenant does not have the financial ability to meet its obligations under this Lease, or the tenant under the Adjacent Building Lease does not have the financial ability to meet its obligations under the Adjacent Building Lease, as reasonably determined by Landlord, either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, then Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the Lease Term shall not be extended pursuant to this Section 18.A.  As used herein, the term “Fair Market Rental” is defined as the rental and all other monetary payments, including any abatements, escalations and adjustments thereto (including without limitation Consumer Price Indexing) that Landlord could obtain during the Option Term from a third party desiring to lease the Premises, based upon the (i) current use and other potential uses of the Premises, as determined by the rents (as may be abated) then obtainable for renewals of leases of space comparable in age and quality to the Premises in the same real estate submarket as the Building and (ii) the credit standing and financial stature of the Tenant.

B.	Determination of Fair Market Rental:

If Tenant exercises an Option, Landlord shall send Tenant a notice setting forth the Fair Market Rental for the Option Term within thirty (30) days following the date of exercise.  If Tenant disputes Landlord’s determination of Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after delivery to Tenant of Landlord’s notice setting forth Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or that Tenant disagrees with Landlord’s determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in Section 18.C below. If Tenant does not timely send Landlord a notice as provided in the previous sentence, Landlord’s determination of Fair Market Rental shall be used in computing the Base Monthly Rent payable by Tenant during the Option Term pursuant to Section 18.A above.  If Tenant elects to resolve the disagreement as provided in Section 18.C below and such procedures are not concluded prior to the commencement date of the Option Term, Tenant shall pay to Landlord the Base Monthly Rent as determined by Landlord (taking into account the Fair Market Rental as determined by Landlord) in the manner provided above pending resolution of such dispute.  If the Base Monthly Rent as finally determined pursuant to Section 18.C is greater than Landlord’s determination, Tenant shall pay Landlord the difference between the amount paid by Tenant and the Base Monthly Rent as so determined in Section 18.C within thirty (30) days after such determination.  If the Base Monthly Rent as finally determined in Section 18.C is less than Landlord’s determination, the difference between the amount paid by Tenant and the Base Monthly Rent as so determined in Section 18.C shall be credited against the next installments of Base Monthly Rent due from Tenant to Landlord hereunder.

C.	Resolution of a Disagreement over the Fair Market Rental:

Any disagreement regarding Fair Market Rental shall be resolved as follows:  Within thirty (30) days after Tenant’s response to Landlord’s notice setting forth the Fair Market Rental, Landlord and Tenant shall meet at a mutually agreeable time and place, in an attempt to resolve the disagreement.  If within the 30-day consultation period referred to above, Landlord and Tenant cannot reach agreement as to Fair Market Rental, each party shall select one appraiser to determine Fair Market Rental.  Each such appraiser shall arrive at a determination of Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the 30-day consultation period described above.  If only one appraisal is submitted within the requisite time period, it shall be deemed as Fair Market Rental.  If both appraisals are submitted within such time period and the two appraisals so submitted differ by less than ten percent (10%) of the higher appraisal, the average of the two shall be deemed as Fair Market Rental.  If the two appraisals differ by more than 5% of the higher appraisal, the appraisers shall immediately select a third appraiser who shall, within thirty (30) days after his selection, make and submit to Landlord and Tenant a determination as to whether Tenant’s appraiser’s determination or Landlord’s appraiser’s determination is the Fair Market Rental.  All appraisers specified pursuant to this Section 18.C shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley.  Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser.

D.	Personal to Tenant:

All Options provided to Tenant in this Lease are personal and granted to Cavium, Inc., a Delaware corporation (and it Permitted Transferees) and are not exercisable by any third party (other than a Permitted Transferee) should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord’s sole and absolute discretion.  In the event Tenant has multiple options to extend this Lease, a later Option to extend the Lease cannot be exercised unless the prior Option has been properly exercised and the Option Term for that exercised prior Option has commenced.

19.	GENERAL PROVISIONS:

A.	Attorney’s Fees:

In the event a suit or alternative form of dispute resolution is brought for the possession of the Premises, for the recovery of any sum due hereunder, to interpret the Lease, or because of the breach of any other covenant herein; then the losing party shall pay to the prevailing party reasonable attorney’s fees and costs incurred in connection with such proceeding, including the expense of expert witnesses, depositions and court testimony.  The prevailing party shall also be entitled to recover all costs and expenses including reasonable attorney’s fees incurred in enforcing any judgment or award against the other party.  The foregoing provision relating to post-judgment costs is severable from all other provisions of this Lease.

B.	Authority of Parties:

If Tenant is a corporation, partnership or other entity, Tenant represents and warrants that Tenant is duly formed and in good standing, that each individual signing this Lease is duly authorized to execute and deliver this Lease on behalf of Tenant and to bind Tenant to this Lease in accordance with Tenant’s governing documents, and that this Lease is binding upon Tenant in accordance with its terms.  At Landlord’s request, Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, of the authorizations described in this Section 19.B.

If Landlord is a corporation, partnership or other entity, Landlord represents and warrants that Landlord is duly formed and in good standing, that each individual signing this Lease is duly authorized to execute and deliver this Lease on behalf of Landlord and to bind Landlord to this Lease in accordance with Landlord’s governing documents, and that this Lease is binding upon Landlord in accordance with its terms.

C.	Brokers:

Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease other than Cornish and Carey Commercial Newmark Knight Frank (“Tenant’s Broker”) and Tenant agrees to indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord and the Landlord Related Parties harmless from and against all claims, liabilities, obligations, penalties, fines, actions, losses, damages, costs or expenses (including without limitation reasonable attorneys fees) asserted by any other broker or finder claiming through Tenant. Landlord shall pay Tenant’s Broker a leasing commission in connection with this Lease pursuant to a separate written agreement between Landlord and Tenant’s Broker.

Landlord represents it has not utilized or contacted a real estate broker or finder with respect to this Lease other than Tenant’s Broker, and Landlord agrees to indemnify, defend with counsel reasonably acceptable to Tenant and hold Tenant and Tenant’s Agents harmless from and against all claims, liabilities, obligations, penalties, fines, actions, losses, damages, costs or expenses (including without limitation reasonable attorneys fees) asserted by any other broker or finder claiming through Landlord.

D.	Choice of Law:

This Lease shall be governed by and construed in accordance with California law.   Venue for all court proceedings or alternative forms of dispute resolution proceedings shall be Santa Clara County, California.

E.	ARBITRATION OF DISPUTES:

LANDLORD AND TENANT AND ANY OTHER PARTY THAT MAY BECOME A PARTY TO THIS LEASE OR BE DEEMED A PARTY TO THIS LEASE, AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS AND SUBTENANTS, AGREE THAT, EXCEPT FOR ANY CLAIM BY LANDLORD FOR (I) UNLAWFUL DETAINER, (II) TENANT’S FAILURE TO PAY THE BASE MONTHLY RENT, OR (III) WITHIN THE JURISDICTION OF THE SMALL CLAIMS COURT (WHICH SMALL CLAIMS COURT SHALL BE THE SOLE COURT OF COMPETENT JURISDICTION FOR SUCH SMALL CLAIMS MATTER), ANY CONTROVERSY, DISPUTE, OR CLAIM OF WHATEVER NATURE ARISING OUT OF, IN CONNECTION WITH OR IN RELATION TO THE INTERPRETATION, PERFORMANCE OR BREACH OF THIS LEASE, INCLUDING ANY CLAIM BASED ON CONTRACT, TORT, OR STATUTE, SHALL BE RESOLVED AT THE REQUEST OF ANY PARTY TO THIS

LEASE, OR THEIR RESPECTIVE SUCCESSORS, ASSIGNS AND SUBTENANTS, THROUGH DISPUTE RESOLUTION PROCESS ADMINISTERED BY J.A.M.S. OR ANOTHER JUDICIAL MEDIATION SERVICE MUTUALLY ACCEPTABLE TO THE PARTIES LOCATED IN SANTA CLARA COUNTY, CALIFORNIA. THE DISPUTE RESOLUTION PROCESS SHALL CONSIST OF A FINAL AND BINDING ARBITRATION ADMINISTERED BY AND IN ACCORDANCE WITH THE THEN EXISTING RULES AND PRACTICES OF J.A.M.S. OR OTHER JUDICIAL MEDIATION SERVICE SELECTED, AND JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF AS PROVIDED BY CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 ET. SEQ, AS SAID STATUTES THEN APPEAR, INCLUDING ANY AMENDMENTS TO SAID STATUTES OR SUCCESSORS TO SAID STATUTES OR AMENDED STATUTES, EXCEPT THAT IN NO EVENT SHALL THE PARTIES BE ENTITLED TO PROPOUND INTERROGATORIES OR REQUESTS FOR ADMISSIONS DURING THE ARBITRATION PROCESS. THE ARBITRATOR SHALL BE A RETIRED JUDGE OR A LICENSED CALIFORNIA ATTORNEY. THE VENUE FOR ANY SUCH ARBITRATION SHALL BE IN SANTA CLARA COUNTY, CALIFORNIA.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL.  BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THIS “ARBITRATION OF DISPUTES” PROVISION.  IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THIS “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

Landlord: /s/ JMS      Tenant:  /s/ VP

F.	Entire Agreement:

This Lease and the exhibits attached hereto contain all of the agreements and conditions made between the Parties hereto and may not be modified orally or in any other manner other than by written agreement signed by all parties hereto or their respective successors in interest.  This Lease supersedes and revokes all previous negotiations, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties, and understandings, whether oral or in writing, between the parties or their respective representatives or any other person purporting to represent Landlord or Tenant.

G.	Entry by Landlord:

Upon prior notice to Tenant (except in case of emergency, where no prior notice shall be required) and subject to Tenant’s reasonable security regulations, Tenant shall permit Landlord and Landlord’s agents to enter into and upon the Premises at all reasonable times, and without any rent abatement or reduction or any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, for the following purposes:  (i) inspecting and maintaining the Premises; (ii) making repairs, alterations or additions to the Premises; (iii) erecting additional building(s) and improvements on the land where the Premises are situated or on adjacent land owned by Landlord; (iv) performing any obligations of Landlord under the Lease including remediation of Hazardous Materials if determined to be the responsibility of Landlord, (v) posting and keeping posted thereon notices of non responsibility for any construction, alteration or repair thereof, as required or permitted by any law, and (vi) placing “For Sale” signs, and showing the Premises to Landlord’s existing or potential successors, purchasers and lenders.  Tenant shall permit Landlord and Landlord’s agents, (i) at any time Tenant vacates the Premises (other than in connection with a Permitted Transfer or a sublease of the entire Premises) and (ii) at any time within nine (9) months prior to the Expiration Date (or at any time during the Lease Term that Tenant is in default hereunder), to place upon the Premises or within the exterior Common Areas “For Lease” signs, and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours.  At any time when Tenant does not rent all rentable space in the Project Landlord shall have the right to place “For Lease” signs within the exterior Common Areas fronting North First Street. In addition, at any time within nine (9) months prior to the Expiration Date (or at any time during the Lease Term that Tenant is in default hereunder), Landlord shall have the right to place “For Lease” signs within the exterior Common Areas.

H.	Estoppel Certificates:

At any time during the Lease Term, Tenant shall, within seven (7) business days following written notice from Landlord, execute and deliver to Landlord a written statement certifying, if true, the following:  (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on Landlord’s part hereunder (or specifying such defaults if they are claimed); and (iv) such other information as Landlord may reasonably request.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of Landlord’s interest in the Premises.  Tenant’s failure to deliver such statement within such time shall be conclusive upon the Tenant that this Lease is in full force and effect without modification, except as may be represented by Landlord, and that there are no uncured defaults in Landlord’s performance.  Tenant agrees to provide, within five (5) days of Landlord’s request, Tenant’s most recent three (3) years of audited (or if audited is unavailable, certified) financial statements for Landlord’s use in financing or sale of the Premises or Landlord’s interest therein.

I.	Exhibits:

All exhibits referred to are attached to this Lease and incorporated by reference.

J.	Interest:

All rent due hereunder, if not paid when due, shall bear interest at the Agreed Interest Rate.  This provision shall survive the expiration or sooner termination of the Lease.  Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California.  Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires.  If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Tenant by Landlord.  To ascertain whether any interest payable exceeds the limits imposed, any non-principal payment (including late charges) shall be considered to the extent permitted by law to be an expense, fee or premium rather than interest.

K.	Modifications Required by Lender:

If any lender of Landlord or ground lessor of the Premises requires a modification of this Lease that will not increase Tenant’s cost or expense or materially or adversely change Tenant’s rights and obligations, this Lease shall be so modified and Tenant shall execute whatever documents are required and deliver them to Landlord within ten (10) days after the request.

L.	No Presumption Against Drafter:

Landlord and Tenant understand, agree and acknowledge that this Lease has been freely negotiated by both Parties; and that in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

M.	Notices:

All notices, demands, requests, or consents required to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, or by personal delivery addressed to the party to be notified at the address for such party specified in Section 1 above of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party.  When this Lease requires service of a notice, that notice shall be deemed to constitute and satisfy the requirements of any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute.

N.	Property Management:

In addition, Tenant agrees to pay Landlord along with the expenses to be reimbursed by Tenant a monthly fee for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), in the amount of three percent (3%) of the Base Monthly Rent.

O.	Rent:

All monetary sums due from Tenant to Landlord under this Lease, including, without limitation those referred to as “additional rent”, shall be deemed as rent.

P.	Representations:

Except for the provisions of this Lease, Tenant acknowledges that neither Landlord nor any of its employees or agents have made any agreements, representations, warranties or promises with respect to the Premises or Project or with respect to present or future rents, expenses, operations, tenancies or any other matter.  Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its employees or agents for that purpose.

Q.	Rights and Remedies:

Subject to Section 13 above, all rights and remedies hereunder are cumulative and not alternative to the extent permitted by law, and are in addition to all other rights and remedies in law and in equity.

R.	Severability:

If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

S.	Submission of Lease:

Submission of this document for examination or signature by the Parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant.  This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

T.	Subordination:

This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively “Encumbrances”) which may now affect the Premises, to any covenants, conditions or restrictions of record, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance (“Holder”) require that this Lease be prior and superior thereto, within ten (10) business days after written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes.  Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that with respect to Encumbrances created after the Effective Date, in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, Holder agrees to recognize Tenant’s rights under this Lease as long as Tenant is not then in default and continues to pay Base Monthly Rent and additional rent and observes and performs all required provisions of this Lease. Within ten (10) business days after Landlord’s written request, Tenant shall execute any documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance; provided the same include the above referenced acknowledgement and non-disturbance.  If Tenant fails to do so, then in addition to such failure constituting a default by Tenant, it shall be deemed that this Lease is so subordinated to such Encumbrance. Notwithstanding anything to the contrary in this Section 19.T, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

Landlord shall use its best efforts to obtain, not later than forty five (45) days after the Effective Date from the Holder of the ground lease and deed of trust  encumbering the Premises as of the Effective Date a recognition and nondisturbance agreement (which may also provide for subordination as provided in this Section 19.T above) which (i) provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease beyond applicable notice and cure periods, and (ii) so long as the Lease remains in full force and effect, recognizes all of Tenant’s rights under the Lease and requires such Holder to be bound by Landlord’s obligations under this Lease to the extent such obligations accrue after the termination of the underlying ground lease (as to the Holder under a ground lease) or during the period of the deed of trust beneficiary’s fee ownership of the Premises (as to a Holder under the deed of trust), subject however to commercially reasonable exclusions (such as, without limitation, Landlord’s obligation relating to the Work Allowance), and contains other commercially reasonable provisions requested by such Holder.

U.	Survival of Indemnities:

All indemnification, defense, and hold harmless obligations of Landlord and Tenant under this Lease shall survive the expiration or sooner termination of the Lease.

V.	Time:

Time is of the essence hereunder.

W.	Transportation Demand Management Programs:

Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or programs, Tenant agrees that the cost of TDM imposed facilities and programs required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be paid by Tenant.  Further, any ongoing costs or expenses associated with a TDM program which are required for the Premises and not provided by Tenant, such as an on-site TDM coordinator, shall be provided by Landlord with such costs being included as additional rent and reimbursed to Landlord by Tenant within thirty (30) days after demand. If TDM facilities and programs are instituted on a Project wide basis, Tenant shall pay its allocable share of such costs in accordance with Section 8.E above.

X.	Waiver of Right to Jury Trial:

To the extent then authorized by law as of the time of any actual litigation between them and to the extent not already encompassed within the various agreements to arbitrate otherwise contained herein,  and as an alternative to arbitration should arbitration for any reason not be enforced, Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

Y.	General:

The captions and section headings of this Lease are for convenience of reference only, and shall not be used to limit, extend or interpret the meaning of any part of this Lease.  This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.  Signatures and initials to this Lease created by the signer by electronic means and/or transmitted by telecopy or other electronic transmission shall be valid and effective to bind the party so signing.  Each party agrees to promptly deliver an execution original to this Lease with its actual signature and initials to the other party, but a failure to do so shall not affect the enforceability of this Lease, it being expressly agreed that each party to this Lease shall be bound by its own electronically created and/or telecopied or electronically transmitted signature and initials and shall accept the electronically created and/or telecopied or electronically transmitted signature and initials of the other party to this Lease. All agreements by Tenant contained in this Lease, whether expressed as covenants or conditions, shall be construed to be both covenants and conditions, conferring upon Landlord, in the event of a breach thereof, the right to terminate this Lease.

Z.	Construction Related Accessibility Standards:

In accordance with California Civil Code Section 1938, Landlord hereby notifies Tenant that except to the extent performed by or known to Tenant neither the Premises, nor the Project within which it is located has been inspected by a Certified Access Specialist (CASp).

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

Landlord:

SI 37, LLC,
a California limited liability company

By:	Sobrato Interests 1,
a California limited partnership
Its:	Sole Member

	By:	Sobrato Development Companies, LLC,
a California limited liability company
	Its:	General Partner

		By:	/s/ John Michale Sobrato
John Michael Sobrato
Its: Manager
Tenant:

Cavium, Inc.,

a Delaware Corporation

By:	/s/ Vince Pangrazio
Vince Pangrazio, SVP and General Counsel

EXHIBIT “A” – Premises & Building

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TABLE OF CONTENTS

Page

1.	PARTIES:		1

2.	PREMISES:		1

3.	USE:		1

	A.	Permitted Uses:	1
	B.	Uses Prohibited:	2
	C.	Advertisements and Signs:	2
	D.	Covenants, Conditions and Restrictions:	2
	E.	Sustainability Requirements:	2

4.	TERM AND RENTAL:		3
	A.	Term; Base Monthly Rent:	3
	B.	Late Charge:	4

5.	INTENTIONALLY DELETED		4

6.	ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER:		4
	A.	Landlord’s Work	4
	B.	Tenant Improvements:	4
	C.	Work Allowance:	5
	D.	Condition Upon Surrender:	6
	E.	Failure to Surrender:	6

7.	ALTERATIONS & ADDITIONS:		7
	A.	General Provisions:	7
	B.	Free From Liens:	7
	C.	Compliance With Governmental Regulations:	8
	D.	Insurance Requirements:	8

8.	MAINTENANCE OF PREMISES:		8
	A.	Landlord’s Obligations:	8
	B.	Tenant’s Obligations:	9
	C.	Obligations Regarding Reimbursable Operating Costs:	9
	D.	Reimbursable Operating Costs:	10
	E.	Tenant’s Allocable Share:	11
	F.	Waiver of Liability:	11

9.	INSURANCE:		11
	A.	Tenant’s Use:	11
	B.	Landlord’s Insurance:	12
	C.	Tenant’s Insurance:	12
	D.	Waiver:	12

10.	TAXES:		12

11.	UTILITIES:		13

12.	TOXIC WASTE AND ENVIRONMENTAL DAMAGE:		13
	A.	Use of Hazardous Materials:	13
	B.	Tenant’s Indemnity Regarding Hazardous Materials:	14
	C.	Notice of Release or Violation:	14
	D.	Remediation Obligations:	15
	E.	Environmental Monitoring:	15

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13.	TENANT’S DEFAULT		15
	A.	Events of Default	15
	B.	Remedies:	16
	C.	Right to Re-enter:	16
	D.	Continuation of Lease:	16
	E.	No Termination:	16
	F.	Non-Waiver:	17
	G.	Performance by Landlord:	17

14.	LANDLORD’S LIABILITY:		17
	A.	Limitation on Landlord’s Liability:	17
	B.	Limitation on Tenant’s Recourse:	18
	C.	Indemnification of Landlord:	18

15.	DESTRUCTION OF PREMISES:		18
	A.	Landlord’s Obligation to Restore:	18
	B.	Limitations on Landlord’s Restoration Obligation:	18

16.	CONDEMNATION:		19

17.	ASSIGNMENT OR SUBLEASE:		19
	A.	Consent by Landlord:	19
	B.	Assignment or Subletting Consideration:	20
	C.	No Release:	21
	D.	Reorganization of Tenant:	21
	E.	Permitted Transfers	22
	F.	Effect of Default:	22
	G.	Conveyance by Landlord:	22
	H.	Successors and Assigns:	22
	I.	Sublease Requirements:	22

18.	OPTION TO EXTEND THE LEASE TERM:		23
	A.	Grant and Exercise of Option:	23
	B.	Determination of Fair Market Rental:	23
	C.	Resolution of a Disagreement over the Fair Market Rental:	24
	D.	Personal to Tenant:	24

19.	GENERAL PROVISIONS:		24
	A.	Attorney’s Fees:	24
	B.	Authority of Parties:	24
	C.	Brokers:	25
	D.	Choice of Law:	25
	E.	ARBITRATION OF DISPUTES:	25
	F.	Entire Agreement:	26
	G.	Entry by Landlord:	26
	H.	Estoppel Certificates:	26
	I.	Exhibits:	26
	J.	Interest:	26
	K.	Modifications Required by Lender:	27
	L.	No Presumption Against Drafter:	27
	M.	Notices:	27
	N.	Property Management:	27
	O.	Rent:	27
	P.	Representations:	27
	Q.	Rights and Remedies:	27
	R.	Severability:	27

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S.	Submission of Lease:	27
T.	Subordination:	27
U.	Survival of Indemnities:	28
V.	Time:	28
W.	Transportation Demand Management Programs:	28
X.	Waiver of Right to Jury Trial:	28
Y.	General:	28
Z.	Construction Related Accessibility Standards:	29

EXHIBIT “A” – Premises & Building		-i-

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